Product supplement no. 117-I To prospectus dated December 1, 2005 and prospectus supplement dated October 12, 2006	Registration Statement No. 333-130051 Dated February 14, 2008 Rule 424(b)(2)

JPMorgan Chase & Co.
Return Notes Linked to the JPMorgan IncomeFX2 Strategy

General

  JPMorgan Chase & Co. may offer and sell return notes linked to the JPMorgan IncomeFX2 Strategy from time to time. This product supplement no. 117-I describes terms that will apply generally to the return notes, and supplements the terms described in the accompanying prospectus supplement and prospectus. A separate term sheet or pricing supplement, as the case may be, will describe terms that apply specifically to the notes, including any changes to the terms specified below. We refer to such term sheets and pricing supplements generally as terms supplements. If the terms described in the relevant terms supplement are inconsistent with those described herein or in the accompanying prospectus supplement or prospectus, the terms described in the relevant terms supplement shall control.
  The notes are the senior unsecured obligations of JPMorgan Chase & Co.
  Payment is linked to the JPMorgan IncomeFX2 Strategy as described below.
  For important information about tax consequences, see “Certain U.S. Federal Income Tax Consequences” beginning on page PS-28.
  Minimum denominations of $1,000 and integral multiples thereof, unless otherwise specified in the relevant terms supplement.
  Investing in the notes is not equivalent to investing in the Underlying or any of its component currencies.
  The notes will not be listed on any securities exchange unless otherwise specified in the relevant terms supplement.

Key Terms

Underlying:

The JPMorgan IncomeFX2 Strategy (“IncomeFX2” or the “Underlying”)

IncomeFX2 was developed and is maintained by J.P. Morgan Securities Ltd., to replicate the results of a currency trading strategy generally known as “positive carry.” A “positive carry” strategy seeks to capitalize on the relationship between certain eligible currency pairs by attempting to earn a return, or “carry,” by buying currencies of countries with relatively high interest rates and simultaneously selling currencies of countries with relatively low interest rates. IncomeFX2 synthetically implements this trading strategy by tracking the performance of notional trading positions in the four (4) different currency pairs with the highest absolute carry-to-risk ratio, subject to a Diversification Rule, as described under “The JPMorgan IncomeFX2 Strategy — Diversification Rule.” The notional currency trading positions are rebalanced monthly on each Rebalancing Date.

The value of IncomeFX2 is published each business day under the Bloomberg ticker symbol “IFXJ2MUS”.

The description of the IncomeFX2 Strategy and methodology included in this product supplement is based on rules formulated by J.P. Morgan Securities Ltd., or the “Strategy Rules”. The Strategy Rules are attached as Addendum A to this product supplement, and the Strategy Rules, and not this product supplement, will govern the calculation and constitution of the IncomeFX2 and other decisions and actions related to its maintenance. For more information about IncomeFX2 , see “The JPMorgan IncomeFX2 Strategy” and Addendum A.

Payment at Maturity:

Payment at maturity will reflect the performance of the Underlying plus an Additional Amount, which will be set forth in the relevant terms supplement and may be zero. As a result, at maturity, you will receive an amount per $1,000 principal amount note calculated as follows, unless otherwise specified in the relevant terms supplement:

$1,000 x (1 + Strategy Return) + Additional Amount

You will lose some or all of your investment at maturity (other than the Additional Amount) if the Strategy Return is negative.

Additional Amount:	An amount set forth in the relevant terms supplement, which may be equal to, but will not be less than, zero ($0).
Strategy Return:	Unless otherwise specified in the relevant terms supplement: Ending Strategy Value – Initial Strategy Value (or Strike Value, if applicable) Initial Strategy Value (or Strike Value, if applicable)
Initial Strategy Value:

The Strategy Closing Value on the pricing date, or such other date or dates as specified in the relevant terms supplement, or the arithmetic average of the Underlying closing values on each of the Initial Averaging Dates, if so specified in the relevant terms supplement.

Ending Strategy Value:

The Strategy Closing Value on the Observation Date, or the arithmetic average of the Strategy Closing Values on each of the Ending Averaging Dates, or such other date or dates as specified in the relevant terms supplement.

Strike Value:

The relevant terms supplement may specify a starting level other than the Initial Strategy Value to be used for calculating the Strategy Return and the amount payable at maturity, if any. For example, the relevant terms supplement may specify that a Strike Value, equal to 95% of the Initial Strategy Value, shall be used to calculate the Strategy Return.

Strategy Closing Value:

Unless otherwise specified in the relevant terms supplement, the value of the Underlying or any Successor Underlying or alternative calculation of the Underlying described under “The JPMorgan Income FX2 Strategy — Discontinuation of the JPMorgan IncomeFX2 Strategy; Alteration of Method of Calculation” at the time of daily final publication for the Underlying or Successor Underlying, as applicable.

Initial Averaging Dates:

As specified, if applicable, in the relevant terms supplement. Any Initial Averaging Date is subject to postponement in the event of certain market disruption events and as described under “Description of Notes — Payment at Maturity.”

Strategy Valuation Date(s):

The Ending Strategy Value will be calculated on a single date, which we refer to as the Observation Date, or on several dates, each of which we refer to as an Ending Averaging Date, as specified in the relevant terms supplement. We refer to such dates generally as Strategy Valuation Dates in this product supplement. Any Underlying Valuation Date is subject to postponement in the event of certain market disruption events and as described under “Description of Notes — Payment at Maturity.”

Maturity Date:

As specified in the relevant terms supplement. The maturity date of the notes is subject to postponement in the event of certain market disruption events and as described under “Description of Notes — Payment at Maturity.”

Investing in the Return Notes involves a number of risks. See “Risk Factors” beginning on page PS-4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this product supplement no. 117-I, the accompanying prospectus supplement and prospectus, or any related terms supplement. Any representation to the contrary is a criminal offense.

The notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

JPMorgan

February 14, 2008

       In making your investment decision, you should rely only on the information contained or incorporated by reference in the terms supplement relevant to your investment, this product supplement no. 117-I and the accompanying prospectus supplement and prospectus with respect to the notes offered by the relevant terms supplement and this product supplement no. 117-I and with respect to JPMorgan Chase & Co. This product supplement no. 117-I, together with the relevant terms supplement and the accompanying prospectus and prospectus supplement, contain the terms of the notes and supersede all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours. The information in the relevant terms supplement, this product supplement no. 117-I and the accompanying prospectus supplement and prospectus may only be accurate as of the dates of each of these documents, respectively.

       The notes described in the relevant terms supplement and this product supplement no. 117-I are not appropriate for all investors, and involve important legal and tax consequences and investment risks, which should be discussed with your professional advisers. You should be aware that the regulations of the National Association of Securities Dealers, Inc. and the laws of certain jurisdictions (including regulations and laws that require brokers to ensure that investments are suitable for their customers) may limit the availability of the notes. The relevant terms supplement, this product supplement no. 117-I and the accompanying prospectus supplement and prospectus do not constitute an offer to sell or a solicitation of an offer to buy the notes in any circumstances in which such offer or solicitation is unlawful.

       In this product supplement no. 117-I and the accompanying prospectus supplement and prospectus, “we,” “us” and “our” refer to JPMorgan Chase & Co., unless the context requires otherwise.

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We are offering to sell, and are seeking offers to buy, the notes only in jurisdictions where offers and sales are permitted. Neither this product supplement no. 117-I nor the accompanying prospectus supplement, prospectus or terms supplement constitutes an offer to sell, or a solicitation of an offer to buy, any notes by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. Neither the delivery of this product supplement no. 117-I nor the accompanying prospectus supplement, prospectus or terms supplement nor any sale made hereunder implies that there has been no change in our affairs or that the information in this product supplement no. 117-I and accompanying prospectus supplement, prospectus and terms supplement is correct as of any date after the date hereof.

You must (i) comply with all applicable laws and regulations in force in any jurisdiction in connection with the possession or distribution of this product supplement no. 117-I and the accompanying prospectus supplement, prospectus and terms supplement and the purchase, offer or sale of the notes and (ii) obtain any consent, approval or permission required to be obtained by you for the purchase, offer or sale by you of the notes under the laws and regulations applicable to you in force in any jurisdiction to which you are subject or in which you make such purchases, offers or sales; neither we nor the agents shall have any responsibility therefor.

Argentina

The notes have not been and will not be authorized by the Comisión Nacional de Valores (the “CNV”) for public offer in Argentina and therefore may not be offered or sold to the public at large or to sectors or specific groups thereof by any means, including but not limited to personal offerings, written materials, advertisements, the internet or the media, in circumstances which constitute a public offering of securities under Argentine Law No. 17,811, as amended (the “Argentine Public Offering Law”).

The Argentine Public Offering Law does not expressly recognize the concept of private placement. Notwithstanding the foregoing, pursuant to the general rules on public offering and the few existing judicial and administrative precedents, the following private placement rules have been outlined:

(i)	target investors should be qualified or sophisticated investors, capable of understanding the risk of the proposed investment.

(ii)	investors should be contacted on an individual, direct and confidential basis, without using any type of massive means of communication.

(iii)	the number of contacted investors should be relatively small.

(iv)	investors should receive complete and precise information on the proposed investment.

(v)	any material, brochures, documents, etc, regarding the investment should be delivered in a personal and confidential manner, identifying the name of the recipient.

(vi)

the documents or information mentioned in item (v) should contain a legend or statement expressly stating that the offer is a private offer not subject to the approval or supervision of the CNV, or any other regulator in Argentina.

(vii)

the aforementioned documents or materials should also contain a statement prohibiting the re-sale or re-placement of the relevant securities within the Argentine territory or their sale through any type of transaction that may constitute a public offering of securities pursuant to Argentine law.

The Bahamas

The notes have not been and shall not be offered or sold in or into The Bahamas except in circumstances that do not constitute a ‘public offering’ according to the Securities Industry Act, 1999.

The offer of the notes, directly or indirectly, in or from within The Bahamas may only be made by an entity or person who is licensed as a Broker Dealer by the Securities Commission of The Bahamas.

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Persons deemed “resident” in The Bahamas pursuant to the Exchange Control Regulations, 1956 must receive the prior approval of the Central Bank of The Bahamas prior to accepting an offer to purchase any notes.

Bermuda

This product supplement no. 117-I and the accompanying prospectus supplement, prospectus and terms supplement have not been registered or filed with any regulatory authority in Bermuda. The offering of the notes pursuant to this product supplement no. 117-I and the accompanying prospectus supplement, prospectus and any terms supplement to persons resident in Bermuda is not prohibited, provided we are not thereby carrying on business in Bermuda.

Brazil

The notes have not been and will not be registered with the “Comissão de Valores Mobiliários” —the Brazilian Securities and Exchange Commission (“CVM”) and accordingly, the notes may not and will not be sold, promised to be sold, offered, solicited, advertised and/or marketed within the Federal Republic of Brazil, except in circumstances that cannot be construed as a public offering or unauthorized distribution of securities under Brazilian laws and regulations. The notes are not being offered into Brazil. Documents relating to an offering of the notes, as well as the information contained herein and therein, may not be supplied or distributed to the public in Brazil nor be used in connection with any offer for subscription or sale of the notes to the public in Brazil.

British Virgin Islands

The notes may not be offered in the British Virgin Islands unless we or the person offering the notes on our behalf is licensed to carry on business in the British Virgin Islands. We are not licensed to carry on business in the British Virgin Islands. The notes may be offered to British Virgin Islands “business companies” (from outside the British Virgin Islands) without restriction. A British Virgin Islands “business company” is a company formed under or otherwise governed by the BVI Business Companies Act, 2004 (British Virgin Islands).

Cayman Islands

This product supplement no. 117-I and the accompanying prospectus supplement, prospectus and terms supplement, and the notes offered hereby and thereby have not been, and will not be, registered under the laws and regulations of the Cayman Islands, nor has any regulatory authority in the Cayman Islands passed comment upon or approved the accuracy or adequacy of this product supplement no. 117-I and the accompanying prospectus supplement, prospectus and terms supplement. The notes have not been, and will not be, offered or sold, directly or indirectly, in the Cayman Islands.

Chile

None of the Agents, we or the notes have been registered with the Superintendencia de Valores y Seguros de Chile (Chilean Securities and Insurance Commission) pursuant to Ley No. 18,045 de Mercado de Valores (the “Chilean Securities Act”), as amended, of the Republic of Chile and, accordingly, the notes have not been and will not be offered or sold within Chile or to, or for the account of benefit of persons in Chile except in circumstances which have not resulted and will not result in a public offering and/or securities intermediation in Chile within the meaning of the Chilean Securities Act.

None of the Agents is a bank or a licensed broker in Chile, and therefore each Agent has not and will not conduct transactions or any business operations in any of such qualities, including the marketing, offer and sale of the notes, except in circumstances which have not resulted and will not result in a “public offering” as such term is defined in Article 4 of the Chilean Securities Act, and/or have not resulted and will not result in the intermediation of securities in Chile within the meaning of Article 24 of the Chilean Securities Act and/or the breach of the brokerage restrictions set forth in Article 39 of Decree with Force of Law No. 3 of 1997.

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The notes will only be sold to specific buyers, each of which will be deemed upon purchase:

(i)

to be a financial institution and/or an institutional investor or a qualified investor with such knowledge and experience in financial and business matters as to be capable of evaluating the risks and merits of an investment in the notes;

(ii)

to agree that it will only resell the notes in the Republic of Chile in compliance with all applicable laws and regulations; and that it will deliver to each person to whom the notes are transferred a notice substantially to the effect of this selling restriction;

(iii)	to acknowledge receipt of sufficient information required to make an informed decision whether or not to invest in the notes; and

(iv)

to acknowledge that it has not relied upon advice from any Agent and/or us, or its or our respective affiliates, regarding the determination of the convenience or suitability of notes as an investment for the buyer or any other person; and has taken and relied upon independent legal, regulatory, tax and accounting advice.

Colombia

The notes have not been and will not be registered in the National Securities Registry of Colombia (Registro Nacional de Valores y Emisores) kept by the Colombian Financial Superintendency (Superintendencia Financiera de Colombia) or in the Colombian Stock Exchange (Bolsa de Valores de Colombia).

Therefore, the notes shall not be marketed, offered, sold or distributed in Colombia or to Colombian residents in any manner that would be characterized as a public offering, as such is defined in article 1.2.1.1 of Resolution 400, issued on May 22, 1995 by the Securities Superintendency General Commission (Sala General de la Superintendencia de Valores), as amended from time to time.

If the notes are to be marketed within Colombian territory or to Colombian residents, regardless of the number of persons to which said marketing is addressed to, any such promotion or advertisement of the notes must be made through a local financial entity, a representative’s office, or a local correspondent, in accordance with Decree 2558, issued on June 6, 2007 by the Ministry of Finance and Public Credit of Colombia, as amended from time to time.

Therefore, the notes should not be marketed within Colombian territory or to Colombian residents, by any given means, that may be considered as being addressed to an indeterminate number of persons or to more than ninety-nine (99) persons, including but not limited to: (i) any written material or other means of communication, such as subscription lists, bulletins, pamphlets or advertisements; (ii) any offer or sale of the notes at offices or branches open to the public; (iii) use of any oral or written advertisements, letters, announcements, notices or any other means of communication that may be perceived to be addressed to an indeterminate number of persons for the purpose of marketing and/or offering the notes; or (iv) use (a) non-solicited emails or (b) email distributions lists to market the notes.

El Salvador

The notes may not be offered to the general public in El Salvador, and according to Article 2 of the Ley de Mercado de Valores (Securities Market Law) of the Republic of El Salvador, Legislative Decree number 809 dated 16 February 1994, published on the Diario Oficial (Official Gazette) number 73-BIS, Number 323, dated 21 April 1994, and in compliance with the aforementioned regulation, each Agent has represented and agreed that it will not make an invitation for subscription or purchase of the notes to indeterminate individuals, nor will it make known this product supplement no. 117-I and the accompanying prospectus supplement, prospectus and terms supplement in the territory of El Salvador through any mass media communication such as television, radio, press, or any similar medium, other than publications of an international nature that are received in El Salvador, such as internet access or foreign cable advertisements, which are not directed to the Salvadoran public. The offering of the notes has not been registered with an authorized stock exchange in the Republic of El Salvador. Any

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negotiation for the purchase or sale of notes in the Republic of El Salvador shall only be negotiated on an individual basis with determinate individuals or entities in strict compliance with the aforementioned Article 2 of the Salvadoran Securities Market Law, and shall in any event be effected in accordance with all securities, tax and exchange control of the Dominican Republic, Central America, and United States Free Trade Agreements, and other applicable laws or regulations of the Republic of El Salvador.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each Agent has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of notes which are the subject of the offering contemplated by this product supplement no. 117-I and the accompanying prospectus supplement to the public in that Relevant Member State prior to the publication of a prospectus in relation to the notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive except that it may, with effect from and including the Relevant Implementation Date, make an offer of such notes to the public in that Relevant Member State:

(a) at any time to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) at any time to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000; and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c) at any time in any other circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

This European Economic Area selling restriction is in addition to any other selling restrictions set out herein.

Hong Kong

The notes may not be offered or sold in Hong Kong, by means of any document, other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or in circumstances that do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong. Each Agent has not issued and will not issue any advertisement, invitation or document relating to the notes, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

Jersey

Each Agent has represented to and agreed with us that it will not circulate in Jersey any offer for subscription, sale or exchange of any notes which would constitute an offer to the public for the purposes of Article 8 of the Control of Borrowing (Jersey) Order 1958.

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Mexico

The notes have not been, and will not be, registered with the Mexican National Registry of Securities maintained by the Mexican National Banking and Securities Commission nor with the Mexican Stock Exchange and therefore, may not be offered or sold publicly in the United Mexican States. This product supplement no. 117-I and the accompanying prospectus supplement, prospectus and terms supplement may not be publicly distributed in the United Mexican States. The notes may be privately placed in Mexico among institutional and qualified investors, pursuant to the private placement exemption set forth in Article 8 of the Mexican Securities Market Law.

The Netherlands

An offer to the public of any notes which are the subject of the offering and placement contemplated by this product supplement no. 117-I and the accompanying prospectus supplement, prospectus and terms supplement may not be made in The Netherlands and each Agent has represented and agreed that it has not made and will not make an offer of such notes to the public in The Netherlands, unless such an offer is made exclusively to one or more of the following categories of investors in accordance with the Dutch Financial Markets Supervision Act (Wet op het financieel toezicht, the “FMSA”):

1.       Regulated Entities: (a) any person or entity who or which is subject to supervision by a regulatory authority in any country in order to lawfully operate in the financial markets (which includes: credit institutions, investment firms, financial institutions, insurance companies, collective investment schemes and their management companies, pension funds and their management companies, commodity dealers) (“Supervised Entities”); and (b) any person or entity who or which engages in a regulated activity on the financial markets but who or which is not subject to supervision by a regulatory authority because it benefits from an exemption or dispensation (“Exempt Entities”);

2.       Investment Funds and Entities: any entity whose corporate purpose is solely to invest in securities (which includes, without limitation, hedge funds);

3.       Governmental institutions: the Dutch State, the Dutch Central Bank, Dutch regional, local or other decentralized governmental institutions, international treaty organizations and supranational organizations;

4.       Self-certified Small and Medium-Sized Enterprises (“SMEs”): any company having its registered office in The Netherlands which does not meet at least two of the three criteria mentioned in (6) below and which has (a) expressly requested the Netherlands Authority for the Financial Markets (the “AFM”) to be considered as a qualified investor, and (b) been entered on the register of qualified investors maintained by the AFM;

5.       Self-certified Natural Persons: any natural person who is resident in The Netherlands if this person meets at least two (2) of the following criteria:

(i)	the investor has carried out transactions of a significant size on securities markets at an average frequency of, at least, ten (10) per quarter over the previous four (4) quarters;

(ii)	the size of the investor’s securities portfolio exceeds €500,000;

(iii)	the investor works or has worked for at least one (1) year in the financial sector in a professional position which requires knowledge of investment in securities,

provided this person has:

(a)	expressly requested the AFM to be considered as a qualified investor; and

(b)	been entered on the register of qualified investors maintained by the AFM;
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6.       Large Enterprises: any company or legal entity which meets at least two of the following three criteria according to its most recent consolidated or non-consolidated annual accounts:

(a)	an average number of employees during the financial year of at least 250;

(b)	total assets of at least €43,000,000; or

(c)	an annual net turnover of at least €50,000,000.

7.       Discretionary individual portfolio managers: any portfolio manager in The Netherlands who or which purchases the notes for the account of clients who are not Qualified Investors on the basis of a contract of agency that allows for making investment decisions on the client’s behalf without specific instructions of or consultation with any such client;

8.       Minimum consideration: any person or entity for a minimum consideration of €50,000 or more (or equivalent in foreign currency) for each offer of notes; or

9.       Fewer than 100 Offerees: fewer than 100 natural or legal persons (other than Qualified Investors).

For the purposes of this provision, the expression:

(a)

an “offer to the public” in relation to any notes means making a sufficiently determined offer as meant in Section 217(1) of Book 6 of the Dutch Civil Code (Burgerlijk Wetboek) addressed to more than one person to conclude a contract to purchase or otherwise acquire notes, or inviting persons to make an offer in respect of such notes;

(b)	“Qualified Investors” means the categories of investors listed under (1) up to and including (6) above.

Zero Coupon Notes may not, directly or indirectly, as part of their initial distribution (or immediately thereafter) or as part of any re-offering be offered, sold, transferred or delivered in The Netherlands. For purposes of this paragraph “Zero Coupon Notes” are notes (whether in definitive or in global form) that are in bearer form and that constitute a claim for a fixed sum against us and on which interest does not become due prior to maturity or on which no interest is due whatsoever.

Panama

The notes have not been and will not be registered with the National Securities Commission of the Republic of Panama under Decree Law No. 1 of July 8, 1999 (the “Panamanian Securities Law”) and may not be publicly offered or sold within Panama, except in certain limited transactions exempt from the registration requirements of the Panamanian Securities Law. The notes do not benefit from the tax incentives provided by the Panamanian Securities Law and are not subject to regulation or supervision by the National Securities Commission of the Republic of Panama.

Peru

The notes have been and will be offered only to institutional investors (as defined by the Peruvian Securities Market Law — “Ley de Mercado de Valores” enacted by Legislative Decree No. 861 – Unified Text of the Law approved by Supreme Decree No. 093-2002-EF) and not to the public in general or a segment of it. The placement of the notes shall comply with article 5 of the Peruvian Securities Market Law.

Singapore

Neither this product supplement no. 117-I nor the accompanying prospectus supplement, prospectus or terms supplement has been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this product supplement no. 117-I, the accompanying prospectus supplement, prospectus or terms supplement, and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

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Switzerland

The notes have not been and will not be offered or sold, directly or indirectly, to the public in Switzerland, and this product supplement no. 117-I and the accompanying prospectus supplement, prospectus and terms supplement do not constitute a public offering prospectus as that term is understood pursuant to article 652a or article 1156 of the Swiss Federal Code of Obligations.

United Kingdom

Each Agent has represented and agreed that:

(a)

it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell the notes other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the Notes would otherwise constitute a contravention of Section 19 of the FSMA by the Issuer;

(b)

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(c)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

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DESCRIPTION OF NOTES

       The following description of the terms of the notes supplements the description of the general terms of the debt securities set forth under the headings “Description of Notes” in the accompanying prospectus supplement and “Description of Debt Securities” in the accompanying prospectus. A separate terms supplement will describe the terms that apply specifically to the notes, including any changes to the terms specified below. Capitalized terms used but not defined in this product supplement no. 117-I have the meanings assigned in the accompanying prospectus supplement, prospectus and the relevant terms supplement. The term “note” refers to each $1,000 principal amount of Return Notes Linked to the JPMorgan IncomeFX2 Strategy.

General

       The Return Notes are senior unsecured obligations of JPMorgan Chase & Co. that are linked to the JPMorgan IncomeFX2 Strategy (“IncomeFX2” or the “Underlying”). The notes are a series of securities referred to in the accompanying prospectus supplement, prospectus and the relevant terms supplement. The notes will be issued by JPMorgan Chase & Co. under an indenture dated May 25, 2001, as may be amended or supplemented from time to time, between us and Deutsche Bank Trust Company Americas (formerly Bankers Trust Company), as trustee.

       The notes do not pay interest and do not guarantee any return of principal at, or prior to, maturity (other than the Additional Amount). Instead, at maturity you will receive a payment in cash, the amount of which will vary depending on the performance of the Underlying calculated in accordance with the formula set forth below and the Additional Amount.

       The notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or by any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

       The notes are our unsecured and unsubordinated obligations and will rank pari passu with all of our other unsecured and unsubordinated obligations.

       The notes will be issued in denominations of $1,000 and integral multiples thereof, unless otherwise specified in the relevant terms supplement. The principal amount and issue price of each note is $1,000, unless otherwise specified in the relevant terms supplement. The notes will be represented by one or more permanent global notes registered in the name of DTC or its nominee, as described under “Description of Notes — Forms of Notes” in the prospectus supplement and “Forms of Securities — Global Securities” in the prospectus.

       The specific terms of the notes will be described in the relevant terms supplement accompanying this product supplement no. 117-I. The terms described in that document supplement those described herein and in the accompanying prospectus and prospectus supplement. If the terms described in the relevant terms supplement are inconsistent with those described herein or in the accompanying prospectus or prospectus supplement, the terms described in the relevant terms supplement shall control.

Payment at Maturity

       The maturity date for the notes will be set forth in the relevant terms supplement and is subject to adjustment if such day is not a business day or if the final Strategy Valuation Date is postponed as described below.

PS-1

       The amount you will receive at maturity will reflect the performance of the Underlying plus an Additional Amount. As a result, at maturity, you will receive an amount, unless otherwise specified in the relevant terms supplement, calculated as follows:

$1,000 x (1 + Strategy Return) + Additional Amount

        The “Additional Amount” will be specified in the relevant terms supplement, and could be equal to, but will not be less than, zero ($0).

       Unless otherwise specified in the relevant terms supplement, the “Strategy Return,” as calculated by the calculation agent, is the percentage change in the Underlying closing value, calculated by comparing the Underlying closing value on the Observation Date, or the arithmetic average of the Underlying closing value on each of the Ending Averaging Dates, or such other date or dates as specified in the relevant terms supplement (the “Ending Strategy Value”), to the Underlying closing value on the pricing date or such other date or dates as specified in the relevant terms supplement, or to the arithmetic average of the Underlying closing values on each of the Initial Averaging Dates, if so specified in the relevant terms supplement (the “Initial Strategy Value”) or to an Underlying value other than the Initial Strategy Value as specified in the relevant terms supplement (the “Strike Value”). The relevant terms supplement will specify the manner in which the Initial Strategy Value, or Strike Value, as applicable, and the Ending Strategy Value is determined. The Strategy Return, unless otherwise specified in the relevant terms supplement, is calculated as follows:

Strategy Return =	Ending Strategy Value – Initial Strategy Value (or Strike Value, if applicable)
Initial Strategy Value (or Strike Value, if applicable)

       The “Strategy Closing Value” on any trading day will equal the value of the Underlying or any Successor Underlying (as defined below) or alternative calculation of the Underlying described under “The JPMorgan IncomeFX2 Strategy — Discontinuation of the JPMorgan IncomeFX2 Strategy; Alteration of Method of Calculation” at the time of daily final publication for the Underlying or Successor Underlying, as applicable.

       The “Initial Averaging Dates,” if applicable, will be specified in the relevant terms supplement, and any such date is subject to adjustment as described below. If an Initial Averaging Date is not a trading day or if there is a market disruption event on such day, the applicable Initial Averaging Date will be postponed to the immediately succeeding trading day during which no market disruption event shall have occurred or be continuing. In no event, however, shall any Initial Averaging Date be postponed more than ten business days following the date originally scheduled to be such Initial Averaging Date. If the tenth business day following the date originally scheduled to be the applicable Initial Averaging Date is not a trading day, or if there is a market disruption event on such date, the calculation agent will determine the Strategy Closing Value for the Initial Averaging Date on such date in accordance with the formula for and method of calculating the Underlying Closing Value last in effect prior to commencement of the market disruption event (or prior to the non-trading day), using the exchange rates and interest rates (or, if trading in a currency included in the Underlying has been materially suspended or materially limited, the calculation agent’s good faith estimate of the exchange rate for such currency and the corresponding interest rate that would have prevailed but for such suspension or limitation or non-trading day) on such tenth scheduled business day of each currency most recently constituting the Underlying.

PS-2

       The “Underlying Valuation Date(s),” which will be either a single date, which we refer to as the Observation Date, or several dates, each of which we refer to as an Ending Averaging Date, will be specified in the relevant terms supplement, and any such date is subject to adjustment as described below. If an Underlying Valuation Date is not a trading day or if there is a market disruption event on such day, the applicable Underlying Valuation Date will be postponed to the immediately succeeding trading day during which no market disruption event shall have occurred or be continuing. In no event, however, shall any Underlying Valuation Date be postponed more than ten business days following the date originally scheduled to be such Underlying Valuation Date. If the tenth business day following the date originally scheduled to be the applicable Underlying Valuation Date is not a trading day, or if there is a market disruption event on such date, the calculation agent will determine the Strategy Closing Value for the Underlying Valuation Date on such date in accordance with the formula for and method of calculating the Strategy Closing Value last in effect prior to commencement of the market disruption event (or prior to the non- trading day), using the exchange rates and interest rates (or, if trading in a currency included in the Underlying has been materially suspended or materially limited, the calculation agent’s good faith estimate of the exchange rate for such currency and the corresponding interest rate that would have prevailed but for such suspension or limitation or non- trading day) on such tenth scheduled business day of each currency most recently constituting the Underlying.

       The maturity date will be set forth in the relevant terms supplement. If the scheduled maturity date (as specified in the relevant terms supplement) is not a business day, then the maturity date will be the next succeeding business day following such scheduled maturity date. If, due to a market disruption event or otherwise, the final Underlying Valuation Date is postponed so that it falls less than three business days prior to the scheduled maturity date, the maturity date will be the third business day following that final Underlying Valuation Date, as postponed, unless otherwise specified in the relevant terms supplement. We describe market disruption events under “General Terms of Notes — Market Disruption Events.”

       We will irrevocably deposit with The Depository Trust Company (“DTC”) no later than the opening of business on the applicable date or dates funds sufficient to make payments of the amount payable with respect to the notes on such date. We will give DTC irrevocable instructions and authority to pay such amount to the holders of the notes entitled thereto.

       A “trading day” is, unless otherwise specified in the relevant terms supplement, any day (other than a Saturday or a Sunday) on which (a) commercial banks in London are open generally for business (including for dealings in foreign exchange and foreign currency deposits) and (b) the trans-European Automated Real-time Gross settlement Express Transfer system (“TARGET”) is open.

       A “business day” is, unless otherwise specified in the applicable terms supplement, any day other than a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close or a day on which transactions in dollars are not conducted.

       Subject to the foregoing and to applicable law (including, without limitation, United States federal laws), we or our affiliates may, at any time and from time to time, purchase outstanding notes by tender, in the open market or by private agreement.

PS-3

RISK FACTORS

       Your investment in the notes will involve certain risks. The notes do not pay interest or guarantee any return of principal at, or prior to, maturity (other than the Additional Amount). Investing in the notes is not equivalent to investing directly in the Underlying or any of the component currencies of the Underlying. In addition, your investment in the notes entails other risks not associated with an investment in conventional debt securities. You should consider carefully the following discussion of risks before you decide that an investment in the notes is suitable for you.

The notes do not pay interest or guarantee the return of your investment.

       The notes do not pay interest and may not return any of your investment, other than the Additional Amount. The amount payable at maturity will reflect the performance of the Underlying plus an Additional Amount, and will be determined pursuant to the terms described in this product supplement no. 117-I and the relevant terms supplement. If the Ending Strategy Value has decreased as compared to the Initial Strategy Value, you may lose some or all of your investment in the notes, although in all cases you will receive the Additional Amount at maturity.

An investment in notes linked to IncomeFX2 carries the risks associated with IncomeFX2’s “positive carry” strategy.

       A “positive carry” strategy seeks to capitalize on the relationship between fourteen eligible currency pairs by attempting to earn a return, or “carry,” by buying currencies of countries with relatively high interest rates and simultaneously selling currencies of countries with relatively low interest rates. The performance of IncomeFX2 will be determined by the implied and realized exchange rates, volatility and interest rates. If the currency pairs chosen on each rebalancing date move against the direction expected by the strategy, IncomeFX2 will perform poorly. This negative performance may be amplified by potential leverage employed in the strategy. No assurance can be given that the investment strategy used to construct IncomeFX2 strategy will be successful or that IncomeFX2 strategy will outperform any alternative basket or strategy that might be constructed from the underlying currencies.

The Underlying has a limited history and may perform in unexpected ways.

       IncomeFX2 was created on September 14, 2007 and, therefore, has a limited history. The Strategy Calculation Agent has calculated the returns that hypothetically might have been generated had the strategy been used in the past, but those calculations are subject to many limitations. Unlike historical performance, such calculations do not reflect actual trading, liquidity constraints, fees, and other costs. In addition, the models used to calculate these hypothetical returns are based on certain data, assumptions and estimates. Different models or models using different data, assumptions or estimates might calculate materially different hypothetical performance. In addition, any past performance, hypothetical or otherwise, does not guarantee future performance. Regardless of the hypothetical and historical performance of IncomeFX2, the Underlying could decline below the Initial Strategy Value or Strike Value, as applicable, and you could lose some or all of your principal, other than the Additional Amount.

Leverage used in the IncomeFX2 will amplify the magnitude of changes in the IncomeFX2 Strategy Value.

       As discussed in more detail in “The JPMorgan IncomeFX2 Strategy — Leveraging of IncomeFX2”, IncomeFX2 allows for leverage of up to 150% so as to achieve (or come closer to achieving) its target carry of 8%. While the use of leverage by IncomeFX2 presents opportunities for increasing the return from the notional currency trading positions in the relevant currency pairs included in the synthetic portfolio, it increases the potential risk of loss as well. Any event that adversely affects the value of a notional currency trading position in any relevant currency pair will be magnified to the extent that IncomeFX2 is leveraged. The combination of foreign exchange rate volatility and leverage can further increase the risk of loss.

PS-4

The Ending Strategy Value may be less than the Underlying closing value at the maturity date of the notes or at other times during the term of the notes.

       Because the Ending Strategy Value is calculated based on the Strategy Closing Value on one or more Underlying Valuation Dates near the end of the term of the notes, the level of the Underlying at the maturity date or at other times during the term of the notes, including dates near the Underlying Valuation Date(s), could be higher than the Ending Strategy Value. This difference could be particularly large if there is a significant increase in the value of the Underlying after the final Underlying Valuation Date, if there is a significant decrease in the value of the Underlying around the time of the Underlying Valuation Date(s) or if there is significant volatility in the Underlying value during the term of the notes (especially on dates near the Underlying Valuation Date(s)). For example, when the Underlying Valuation Date for the notes is near the end of the term of the notes, then if the Underlying values increase or remain relatively constant during the initial term of the notes and then decrease below the Initial Strategy Value (or Strike Value, if applicable), the Ending Strategy Value may be significantly less than if it were calculated on a date earlier than the Underlying Valuation Date. Under these circumstances, you may receive a lower payment at maturity than you would have received if you had invested in the Underlying, the currencies included in the Underlying or contracts relating to the Underlying for which there is an active secondary market.

The value of the Initial Strategy Value may be determined after the issue date of the notes.

       If so specified in the relevant terms supplement, the Initial Strategy Value may be determined based on the arithmetic average of the Strategy Closing Values on the Initial Averaging Dates specified in that relevant terms supplement. One or more of the Initial Averaging Dates specified may occur on or following the issue date of the notes; as a result, the Initial Strategy Value for the Underlying may not be determined, and you may therefore not know the value of such Initial Strategy Value, until after the issue date. Similarly, the global note certificate representing the notes, which will be deposited with the Depository Trust Company on the issue date as described under “General Terms of Notes — Book Entry Only Issuance — The Depository Trust Company,” will not set forth the value of the Initial Strategy Value for the Underlying. If there are any increases in the Strategy Closing Values on the Initial Averaging Dates that occur after the issue date and such increases result in the Initial Strategy Value being higher than the Underlying closing value on the issue date, this may establish a higher value that the Underlying must achieve for you to obtain a positive return on your investment or avoid a loss of principal at maturity (other than the Additional Amount).

The notes are subject to currency exchange risk.

       Foreign currency exchange rates vary over time, and may vary considerably and in unexpected ways during the term of the notes. Any return from the currency for any currency pair included in the Underlying may be reduced or eliminated entirely due to movements in the exchange rate for that currency pair, which may result in a substantial loss. The value of each currency that underlies IncomeFX2 is at any moment a result of the supply and demand for the currency. Changes in foreign currency exchange rates result over time from the interaction of many factors directly or indirectly affecting economic and political conditions in the underlying currencies’ countries, and economic and political developments in other relevant countries.

       Of particular importance to potential currency exchange risk are:

    existing and expected rates of inflation;

    existing and expected interest rate levels;

    the balance of payments in the underlying currencies’ countries and between each country and its major trading partners; and

    the extent of governmental surplus or deficit in the underlying currencies’ countries.
PS-5

       All of these factors are, in turn, sensitive to the monetary, fiscal and trade policies pursued by the underlying currencies’ countries and those of other countries important to international trade and finance.

       In addition, the value of the Underlying is calculated and published in U.S. dollars. Accordingly, movements in the foreign exchange rate for each currency in a currency pair and U.S. dollars will also have an impact on the value of the Underlying. Since foreign exchange rates are unpredictable, such movements could have a material adverse impact on the value of the Underlying.

The liquidity, trading value and amounts payable under the notes could be affected by the actions of the governments of the originating nations of the underlying currencies.

       Foreign exchange rates can either be fixed by sovereign governments or floating. Exchange rates of most economically developed nations are permitted to fluctuate in value relative to the value of other currencies. However, governments do not always allow their currencies to float freely in response to economic forces. Governments use a variety of techniques, such as intervention by their central bank or imposition of regulatory controls or taxes, to affect the trading value of their respective currencies. They may also issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by devaluation or revaluation of a currency. Thus, a special risk in purchasing the notes is that their liquidity, trading value and amounts payable could be affected by the actions of sovereign governments which could change or interfere with previously freely determined currency valuation, fluctuations in response to other market forces and the movement of currencies across borders. There will be no adjustment or change in the terms of the notes in the event that exchange rates should become fixed, or in the event of any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes, or in the event of the issuance of a replacement currency or in the event of other developments affecting the underlying other currencies.

Even though the underlying currencies are traded around-the-clock, if a secondary market for the notes develops, the notes may trade only during regular hours in the United States.

       The interbank market for the potential currencies underlying IncomeFX2 is a global, around-the-clock market and the relevant currency values are quoted 24 hours a day. Therefore, the hours of trading for the notes, if any, may not conform to the hours during which the underlying currencies are traded. To the extent that U.S. markets are closed while the markets for other currencies remain open, significant price and rate movements may take place in the underlying foreign exchange markets, and thus in the value of the Underlying, that will not be reflected immediately in the market price, if any, of the notes.

Owning the notes is not the same as owning the constituent currency positions.

       The return on your notes will not reflect the return you would realize if you actually held currency positions replicating the relevant currency pairs included in IncomeFX2. The IncomeFX2 synthetic portfolio is a hypothetical construct that does not hold any underlying assets of any kind. As a result, a holder of the notes will not have any direct or indirect rights or interests in any currency positions. Furthermore, the IncomeFX2 synthetic portfolio is subject to monthly rebalancing and an index adjustment factor of 1% per year that will reduce its value relative to the value of the constituent currency positions.

PS-6

Interest rates used in the IncomeFX2 strategy may be volatile.

       IncomeFX2 takes positions in specified currencies based on the carry for certain currency pairs. Carry is the amount of money earned from borrowing in a currency with a low interest rate and investing in a currency with a high interest rate. Therefore, the interest rates for various currencies are used in the calculation of the value of the Underlying and in the determination of the currency pairs to be included in the notional currency portfolio for any given month. Interest rates, however, are subject to volatility due to a variety of factors, including:

    sentiment regarding underlying strength in the economies of the countries whose currencies constitute the constituents of the Underlying;

    expectation regarding the level of price inflation;

    sentiment regarding credit quality in countries whose currencies constitute the constituents of the Underlying and in global credit markets;

    the policies of worldwide central banks regarding interest rates; and

    performance of capital markets.

       Fluctuations in interest rates could affect the value of the Underlying and thus the value of your notes.

       There can be no assurance that the IncomeFX2 will earn the target carry of 8% per year or that IncomeFX2 will outperform an alternative strategy.

The reported value of the IncomeFX2 will include the deduction for an index adjustment factor.

       One way in which IncomeFX2 differs from a typical index is that its daily reported level includes a deduction from its calculated value of a hypothetical adjustment assessed at an annual rate of 1.0%. This amount is deducted by and paid to J.P. Morgan Securities Ltd., which acts as Strategy Calculation Agent for IncomeFX2. Of this 1.0% adjustment, 70% will finance the calculation of the IncomeFX2 Strategy Value on every business day and to pay for the monthly rebalancing calculations. This hypothetical fee is deducted each business day and calculated based on an actual/360 accrual basis. As a result of the deduction of this amount, the value of IncomeFX2 will trail the value of a hypothetical, identically constituted synthetic portfolio from which no such amount is deducted.

In certain situations, IncomeFX2 could cease to be rebalanced and the constituent currency pairs would not change for the term of the notes.

        If a country lawfully eliminates, converts, re-denominates or exchanges its currency for any successor currency, then that original currency will be deemed to be replaced by the successor currency in any relevant currency pairs. This replacement could reduce the number of currency pairs. If the number of currency pairs are reduced to four (4) or fewer, then the composition of IncomeFX2 will become static and there will be no further rebalancings over the term of the notes. This outcome may have a negative impact on the performance of IncomeFX2.

       In addition, if the publication of IncomeFX2 is discontinued, and the calculation agent determines that there is no Successor Underlying, there will be no further rebalancings over the term of the notes and the calculation agent will determine the Ending Strategy Value based on the interest rates and foreign exchange rates, as of the Underlying Valuation Dates, of the Eligible Currency Pairs that were the constituents of the Underlying at the time of the discontinuation. See “The JPMorgan IncomeFX2 Strategy — Discontinuation of the IncomeFX2 Strategy: Alternation of Method of Calculation”.

PS-7

Secondary trading may be limited.

       Unless otherwise specified in the relevant terms supplement, the notes will not be listed on a securities exchange. There may be little or no secondary market for the notes. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the notes easily.

       J.P. Morgan Securities Inc. may act as a market maker for the notes, but is not required to do so. Because we do not expect that other market makers will participate significantly in the secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which J.P. Morgan Securities Inc. is willing to buy the notes. If at any time J.P. Morgan Securities Inc. or another Agent does not act as a market maker, it is likely that there would be little or no secondary market for the notes.

The notes are not designed to be short-term trading instruments.

       The price at which you will be able to sell your notes to us or our affiliates prior to maturity, if at all, may be at a substantial discount from the principal amount of the notes, even in cases where the Underlying has appreciated since the pricing date. The potential returns described in the relevant terms supplement assume that your notes, which are not designed to be short-term trading instruments, are held to maturity.

Prior to maturity, the value of the notes will be influenced by many unpredictable factors.

       Many economic and market factors will influence the value of the notes. We expect that, generally, the value of the Underlying on any day will affect the value of the notes more than any other single factor. However, you should not expect the value of the notes in the secondary market to vary in proportion to changes in the value of the Underlying. The value of the notes will be affected by a number of other factors that may either offset or magnify each other, including:

  the expected volatility in the Underlying and the underlying currencies;

  the time to maturity of the notes;

  interest and yield rates in the market generally as well as in the countries of the currencies composing the Underlying;

  economic, financial, political, regulatory or judicial events that affect the currencies included in the Underlying or the market for currencies generally and which may affect the Underlying closing value on any Underlying Valuation Date or on any Initial Averaging Date, if applicable; and

  our creditworthiness, including actual or anticipated downgrades in our credit ratings.

       You cannot predict the future performance of the Underlying based on its historical performance. The value of the Underlying may decrease such that you may not receive any return of your investment at maturity, although in all cases you will still receive the Additional Amount. You will lose some or all of your investment if the Strategy Return is negative, although in all cases you will still receive the Additional Amount.

PS-8

The inclusion in the original issue price of each agent’s commission and the cost of hedging our obligations under the notes through one or more of our affiliates is likely to adversely affect the value of the notes prior to maturity.

       While the payment at maturity will be based on the full principal amount of your notes as described in the relevant terms supplement, the original issue price of the notes includes each agent’s commission and the cost of hedging our obligations under the notes through one or more of our affiliates. Such cost includes our affiliates’ expected cost of providing such hedge, as well as the profit our affiliates expect to realize in consideration for assuming the risks inherent in providing such hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which J.P. Morgan Securities Inc. will be willing to purchase notes from you in secondary market transactions, if at all, will likely be lower than the original issue price. In addition, any such prices may differ from values determined by pricing models used by J.P. Morgan Securities Inc., as a result of such compensation or other transaction costs.

J.P. Morgan Securities Limited (“JPMSL”) may adjust the JPMorgan IncomeFX2 Strategy in a way that affects its value, and JPMSL has no obligation to consider your interests.

       JPMSL is responsible for calculating and maintaining the Underlying. JPMSL can delete or substitute the currencies underlying the Underlying or make other methodological changes that could change the value of the Underlying. You should realize that the changing of currencies included in the Underlying may affect the Underlying, as a newly substituted currency may perform significantly better or worse than the currency it replaces. Additionally, JPMSL may alter, discontinue or suspend calculation or dissemination of the Underlying. Any of these actions could adversely affect the value of the notes. JPMSL has no obligation to consider your interests in calculating or revising the Underlying. See “The JPMorgan IncomeFX2 Strategy.”

There may be potential conflicts between your interests and those of JPMorgan Chase & Co., JPMSI, which acts as the Strategy Calculation Agent, and other JPMorgan Chase & Co. affiliates.

       We and our affiliates play a variety of roles in connection with the notes linked to IncomeFX2, including acting as Strategy Calculation Agent and hedging our obligations under such notes. In performing these duties, the economic interests of the Strategy Calculation Agent and other affiliates of ours would be potentially adverse to your interests as an investor in such notes.

We or our affiliates may have adverse economic interests to the holders of the notes.

       J.P. Morgan Securities Inc. and other affiliates of ours trade the currencies underlying the Underlying and other financial instruments related to the Underlying and its component currencies on a regular basis, for their accounts and for other accounts under their management. J.P. Morgan Securities Inc. and these affiliates may also issue or underwrite or assist unaffiliated entities in the issuance or underwriting of other securities or financial instruments linked to the Underlying or the underlying currencies. To the extent that we or one of our affiliates serves as issuer, agent or underwriter for such securities or financial instruments, our or their interests with respect to such products may be adverse to those of the holders of the notes. Any of these trading activities could potentially affect the value of the Underlying and, accordingly, could affect the value of the notes and the amount, if any, payable to you at maturity.

       We or our affiliates may currently or from time to time engage in business related to the currencies included in the Underlying. In the course of this business, we or our affiliates may acquire non-public information about such currency investments, and we will not disclose any such information to you. In addition, one or more of our affiliates may publish research reports or otherwise express views with respect to such currency investments or regarding expected movements in exchange rates. Any prospective purchaser of notes should undertake an independent investigation of the underlying currencies as in its judgment is appropriate to make an informed decision with respect to an investment in the notes.

PS-9

       Additionally, we or one of our affiliates may serve as issuer, agent or underwriter for additional issuances of notes with returns linked or related to changes in the value of the Underlying or the currencies that compose the Underlying. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the value of the notes.

       We may have hedged our obligations under the notes through certain affiliates, who would expect to make a profit on such hedge. Because hedging our obligations entails risk and may be influenced by market forces beyond our or our affiliates’ control, such hedging may result in a profit that is more or less than expected, or it may result in a loss.

       J.P. Morgan Securities Inc., one of our affiliates, will act as the calculation agent. The calculation agent will determine, among other things, the Initial Strategy Value, the Strike Value, if applicable, the Ending Strategy Value, the closing value of the Underlying on each Underlying Valuation Date and each Initial Averaging Date, if applicable, the Strategy Return and the amount, if any, that we will pay you at maturity. The calculation agent will also be responsible for determining whether a market disruption event has occurred, whether the Underlying has been discontinued and whether there has been a material change in the method of calculation of the Underlying. In performing these duties, J.P. Morgan Securities Inc. may have interests adverse to the interests of the holders of the notes, which may affect your return on the notes, particularly where J.P. Morgan Securities Inc., as the calculation agent, is entitled to exercise discretion.

Market disruption events may adversely affect your return.

       The Strategy Calculation Agent may determine that the currency markets have been affected in a manner that prevents it from properly valuing IncomeFX2 on any Underlying Valuation Date or any Initial Averaging Date, if applicable. These events may include disruptions or suspensions of currency trading in the markets as a whole. If the calculation agent, in its sole discretion, determines that any of these events prevents us or any of our affiliates from properly hedging our obligations under the notes or prevents us from calculating the amount that we are required to pay you at maturity, it is possible that one or more of the Underlying Valuation Dates or Initial Averaging Dates, if applicable, and the maturity date will be postponed and your return will be adversely affected. See “General Terms of Notes — Market disruption Events.”

The tax consequences of an investment in the notes are unclear.

       There is no direct legal authority as to the proper U.S. federal income tax characterization of the notes, and we do not intend to request a ruling from the Internal Revenue Service (the “IRS”) regarding the notes. No assurance can be given that the IRS will accept, or that a court will uphold, the characterization and tax treatment of the notes described in “Certain U.S. Federal Income Tax Consequences.” If the IRS were successful in asserting an alternative characterization or treatment for the notes, the timing and character of income on the notes could differ materially from our description herein. In addition, on December 7, 2007, Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which any income (including any mandated accruals) realized by Non-U.S. Holders should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income that is subject to an interest charge. While the notice requests comments on appropriate

PS-10

transition rules and effective dates, any Treasury regulations or other guidance, promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the notes, possibly with retroactive effect. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the notes, including possible alternative treatments and the issues presented by this notice. Non-U.S. holders should also note that they may be withheld upon at a rate of 30% unless they have submitted a properly completed IRS Form W-8BEN or otherwise satisfy the applicable documentation requirements. You should review carefully the section entitled “Certain U.S. Federal Income Tax Consequences” in this product supplement no. 117-I and consult your tax adviser regarding your particular circumstances.

JPMorgan Chase & Co. employees holding the notes must comply with policies that limit their ability to trade the notes and may affect the value of their notes.

       If you are an employee of JPMorgan Chase & Co. or one of its affiliates, you may only acquire the notes for investment purposes and you must comply with all of our internal policies and procedures. Because these policies and procedures limit the dates and times that you may transact in the notes, you may not be able to purchase any notes described in the relevant terms supplement from us and your ability to trade or sell any such notes in the secondary market may be limited.

PS-11

USE OF PROCEEDS

       Unless otherwise specified in the relevant terms supplement, the net proceeds we receive from the sale of the notes will be used for general corporate purposes and, in part, by us or by one or more of our affiliates in connection with hedging our obligations under the notes. The original issue price of the notes includes each agent’s commissions (as shown on the cover page of the relevant terms supplement) paid with respect to the notes. Unless otherwise specified in the relevant terms supplement, these commissions will include the reimbursement of certain issuance costs and the estimated cost of hedging our obligations under the notes. The estimated cost of hedging includes the projected profit that our affiliates expect to realize in consideration for assuming the risks inherent in hedging our obligations under the notes. Because hedging our obligations entails risk and may be influenced by market forces beyond our or our affiliates’ control, the actual cost of such hedging may result in a profit that is more or less than expected, or could result in a loss. See also “Use of Proceeds” in the accompanying prospectus.

       On or prior to the date of the relevant terms supplement, we, through our affiliates or others, may hedge some or all of our anticipated exposure in connection with the notes by taking positions in the Underlying, the currencies composing the Underlying, or instruments whose value is derived from the Underlying or its underlying currencies. While we cannot predict an outcome, such hedging activity or other hedging or investment activity of ours could potentially increase the value of the Underlying as well as the Initial Strategy Value, and therefore effectively establish a higher value that the Underlying must achieve for you to obtain a return on your investment or avoid a loss of principal at maturity (other than the Additional Amount). From time to time, prior to maturity of the notes, we may pursue a dynamic hedging strategy which may involve taking long or short positions in the Underlying, the underlying currencies, or instruments whose value is derived from the Underlying or its underlying currencies. Although we have no reason to believe that any of these activities will have a material impact on the value of the Underlying or the value of the notes, we cannot assure you that these activities will not have such an effect.

       We have no obligation to engage in any manner of hedging activity and will do so solely at our discretion and for our own account. No note holder shall have any rights or interest in our hedging activity or any positions we may take in connection with our hedging activity.

PS-12

THE JPMORGAN INCOMEFX2 STRATEGY

       The following is a qualitative description of the Strategy Rules for the JPMorgan IncomeFX2 Strategy (USD) dated as of September 14, 2007 ( the “Strategy Rules”) and the methodology set forth in those rules for calculating the IncomeFX2 Strategy Value on each Strategy Business Day (each as defined below), as modified as described below. For a more detailed and quantitative description of the Strategy Rules, please see Addendum A attached to this product supplement. The Strategy Rules, and not this description, will govern the calculation and constitution of the JPMorgan IncomeFX2 Strategy and other decisions and actions related to its maintenance, including (but not limited to) the calculation of the IncomeFX2 Strategy Value, with the exception of the two modifications described in the next paragraph. Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Strategy Rules.

       There are two modifications to the Strategy Rules. Notwithstanding the statement in Rule 2 that the “Strategy Calculation Agent will then replicate notional currency trading positions in the four (4) Eligible Currency Pairs with the highest absolute Carry-to-Risk Ratio with effect from the relevant Rebalancing Value Date,” the rebalancing will take place as of the relevant Rebalancing Date. In addition, notwithstanding the statement in the definition for “FX Rate” that it will be calculated by reference to the spot exchange rate determined by the Strategy Calculation Agent from the ECB Fixes specified in Appendix 2, for the currency pairs that include the U.S. dollar, the “FX Rate” will be the spot exchange rate determined by the Strategy Calculation Agent from the relevant Bloomberg page at 11:00 a.m., New York City time, on the relevant date. J.P. Morgan Securities Ltd. has represented to us that it will maintain the JPMorgan IncomeFX2 Strategy in accordance with the Strategy Rules, as modified and described above.

       The JPMorgan IncomeFX2 Strategy is the intellectual property of J.P. Morgan Securities Ltd. and J.P. Morgan Securities Ltd. reserves all rights with respect to its ownership of the JPMorgan IncomeFX2 Strategy.

General

       The JPMorgan IncomeFX2 Strategy (“IncomeFX2” or the “Underlying”) was developed in 2007 by J.P. Morgan Securities Ltd. to replicate the results of a currency trading strategy generally known as “positive carry.” A positive carry strategy seeks to capitalize on the relationship between certain eligible currency pairs by attempting to earn a return, or “carry,” by buying currencies of countries with relatively high interest rates and simultaneously selling currencies of countries with relatively low interest rates. IncomeFX2 synthetically implements this trading strategy by tracking the performance of notional trading positions in four (4) different currency pairs that have the highest absolute “Carry-to-Risk Ratio,” subject to a Diversification Rule (each, as described below). The notional currency trading positions are weighted equally and rebalanced on the first Strategy Business Day of each calendar month (each such day, a “Rebalancing Date”). The initial IncomeFX2 Strategy Value (as defined below) was calculated on September 14, 2007 and set equal to a reference value of 100.

       IncomeFX2 is described as a “notional” or “synthetic” portfolio because its reported value does not represent the value of any actual assets held by any person. The IncomeFX2 Strategy Value on any Strategy Business Day references the value of a hypothetical portfolio of currency positions, minus an index adjustment of one percent (1%) per annum, which accrues daily on an actual/360 basis. This amount is deducted by and paid to J.P. Morgan Securities Ltd., which acts as Strategy Calculation Agent for IncomeFX2. Of this 1.0% adjustment, 70% will finance the calculation of the IncomeFX2 Strategy Value on every Strategy Business Day and pay for the monthly rebalancing calculations. The remaining 30% of the index adjustment fee will be recognized by JPMSL as commission. There is no actual portfolio of assets in which any person has any ownership interest.

PS-13

       The IncomeFX2 Strategy Value will depend in part on the “carry” that the strategy can earn from the difference in interest rates for the two currencies for each currency pair. In general, a higher “carry” will increase the IncomeFX2 Strategy Value. The IncomeFX2 Strategy Value will also depend on the value of the notional currency trading positions taken by IncomeFX2 on each Rebalancing Date. If the currencies in which IncomeFX2 takes a long position appreciate relative to the currencies in which IncomeFX2 has taken a short position, the IncomeFX2 Strategy Value will rise. If the currencies in which IncomeFX2 takes a long position depreciate relative to the currencies in which IncomeFX2 has taken a short position, the IncomeFX2 Strategy Value will fall. The selection of currency positions by the Strategy Calculation Agent is subject to a Diversification Rule under which a constituent currency may be represented among the four (4) currency pairs selected on any Rebalancing Date only once as a long currency and once as a short currency (as further described below).

       Leverage used in the IncomeFX2 will amplify the magnitude of changes in the IncomeFX2 Strategy Value. IncomeFX2 allows for leverage of up to 150% to achieve (or attempt to achieve) its target carry of 8%. See “Risk Factors — Leverage Used in the IncomeFX2 will Amplify the Magnitude of Changes in the IncomeFX2 Strategy Value” beginning on PS-4 of this product supplement for additional information.

Publication of IncomeFX2 Strategy Value and Strategy Calculation Agent

       J.P. Morgan Securities Ltd. or any affiliate or subsidiary of its designation will act as calculation agent for IncomeFX2 (the “Strategy Calculation Agent”). The Strategy Calculation Agent will calculate the IncomeFX2 Strategy Value on each Strategy Business Day, subject to the occurrence or existence of a Disruption Event. When we refer to a “Strategy Business Day,” we are referring to each day (other than a Saturday or a Sunday) on which (a) commercial banks in London, England are open generally for business (including for dealings in foreign exchange and foreign currency deposits) and (b) the trans-European Automated Real-time Gross settlement Express Transfer system (“TARGET”) is open. When we refer to the “Rebalancing Value Date,” we are referring to the second week day following the relevant Rebalancing Date, unless such day is not a New York Business Day, in which case the Rebalancing Value Date will be the next New York Business Day.

       The Strategy Calculation Agent’s determination with respect to IncomeFX2 and interpretation of the Strategy Rules will be final. (Rule 3). The IncomeFX2 Strategy Value is published each Strategy Business Day during the period from (and including) a Rebalancing Value Date (as defined below) to (but excluding) the next Rebalancing Value Date (each such period a “Calculation Period”), under the Bloomberg ticker symbol “IFXJ2MUS” and we expect it to continue to be published through maturity of the notes. (Rule 2).

PS-14

Possible Constituent Currency Pairs of the IncomeFX2 and Interest Rates

       The table below sets forth the potential universe of currency pairs that may be held in the IncomeFX2 synthetic portfolio, each of which we refer to as an “Eligible Currency Pair”. Each pair has one currency designated as “Currency One” and another designated as “Currency Two.” (Rule 4).

(Currency One, Currency Two)	EUR	JPY	GBP	CHF	NOK	SEK	AUD	NZD	CAD
JPY	(JPY, EUR)
GBP	(GBP, EUR)	(GBP, JPY)
CHF	(CHF, EUR)	(CHF, JPY)	(CHF, GBP)
NOK	(NOK, EUR)	(NOK, JPY)	(NOK, GBP)	(NOK, CHF)
SEK	(SEK, EUR)	(SEK, JPY)	(SEK, GBP)	(SEK, CHF)	(SEK, NOK)
AUD	(AUD, EUR)	(AUD, JPY)	(AUD, GBP)	(AUD, CHF)	(AUD, NOK)	(AUD, SEK)
NZD	(NZD, EUR)	(NZD, JPY)	(NZD, GBP)	(NZD, CHF)	(NZD, NOK)	(NZD, SEK)	(NZD, AUD)
CAD	(CAD, EUR)	(CAD, JPY)	(CAD, GBP)	(CAD, CHF)	(CAD, NOK)	(CAD, SEK)	(CAD, AUD)	(CAD, NZD)
USD	(USD, EUR)	(USD, JPY)	(USD, GBP)	(USD, CHF)	(USD, NOK)	(USD, SEK)	(USD, AUD)	(USD, NZD)	(USD, CAD)

       As of the most recent rebalancing of the IncomeFX2, which took place on February 1, 2008, the synthetic portfolio for the Calculation Period commencing on included the following Eligible Currency Pairs: (1) NOK / CHF, (2) GBP / JPY, (3) NZD / USD, and (4) AUD / CAD.

       For each currency, a reference “Interest Rate” is needed for certain calculations. The following table sets out the relevant Interest Rate for each of the relevant currencies, and the Bloomberg page on which that rate can be found. (Rules Appendix One). If another page replaces the Bloomberg page as the information vendor for the purpose of displaying rates or prices comparable to that rate, such page will be deemed the relevant page for the purpose of measuring such Interest Rate. If the relevant rate does not appear on the relevant Bloomberg page (or such other replacement page) on the relevant date at the relevant time, the Interest Rate shall be the rate determined by the Strategy Calculation Agent acting in good faith and in a commercially reasonable manner.

Currency	Interest Rate	Bloomberg Page

EUR	1 month EURIBOR	EUR001M Index
JPY	1 month JPY LIBOR	JY0001M Index
GBP	1 month GBP LIBOR	BP0001M Index
CHF	1 month CHF LIBOR	SF0001M Index
NOK	1 month NIBOR	NIBOR1M Index
SEK	1 month STIBOR	STIB1M Index
AUD	1 month AUD LIBOR	AU0001M Index
NZD	1 month NZD LIBOR	NZ0001M Index
CAD	1 month CAD LIBOR	CD0001M Index
USD	1 month USD LIBOR	US0001M Index

PS-15

Selection of Notional Currency Trading Positions and Rebalancing

       The Strategy Calculation Agent will select the new Eligible Currency Pairs that will be included in the synthetic portfolio on the first Strategy Business Day of each calendar month, each of which we refer to as a “Rebalancing Date,” using the methodology set out below. The notional currency trading positions will be rebalanced with the new Eligible Currency Pairs on that Rebalancing Date.

       On each Rebalancing Date, the Strategy Calculation Agent will, for each Eligible Currency Pair, determine a “Carry-to-Risk Ratio” by calculating the difference in the Interest Rates of Currency One and Currency Two, and dividing that difference by an “Annualized Eligible Currency Pair Risk” for each Currency Pair on that Rebalancing Date. The calculation is designed to determine which potential currency pairs provide for the highest carry for the least amount of associated risk of movements in exchange rates for the relevant currency pair. Risk is measured in terms of volatility, whereby higher volatility is considered an indication of higher risk. The new currency pairs will be reflected as the underlying IncomeFX2 components starting on that Rebalancing Date.

The Carry-to-Risk Ratio is calculated as follows:

where:

“CTRi” means the Carry-to-Risk Ratio for Eligible Currency Pair i;

 “R1ij” means the Interest Rate for Currency One of Eligible Currency Pair i, on Rebalancing Date j;

“R2ij” means the Interest Rate for Currency Two of Eligible Currency Pair i, on Rebalancing Date j; and

“” means the Annualized Eligible Currency Pair Risk for Eligible Currency Pair i, as of Rebalancing Date j.

        The Annualized Eligible Currency Pair Risk for each Eligible Currency Pair is a calculation designed to measure the currency exchange volatility of the two currencies over the previous twelve-month period, so as to determine the associated exchange rate risk of that potential notional position. The Annualized Eligible Currency Pair Risk for any Eligible Currency Pair on any day is the standard deviation of the natural logarithms of the daily returns of such Eligible Currency Pair, calculated over the twelve calendar months immediately preceding a Rebalancing Date, as determined by the Strategy Calculation Agent in accordance with the following formula:

where:

“StDev ” means, the standard deviation;

“ln” means, the natural logarithm;

“Rt” means, an amount determined by the Strategy Calculation Agent equal to (a) the FX Rate for Currency One of the related Eligible Currency Pair on day t divided by (b) the FX Rate for Currency Two of the related Eligible Currency Pair on day t;

PS-16

“Rt-1” means, an amount determined by the Strategy Calculation Agent equal to (a) the FX Rate for Currency One of the related Eligible Currency Pair on day t-1, divided by, (b) the FX Rate for Currency Two of the related Eligible Currency Pair on day t-1; and

“N” means the number of Strategy Business Days in the twelve calendar months immediately preceding a Rebalancing Date.

        For the currency pairs that include the United States Dollar, “FX Rate” means the spot exchange rate determined by the Strategy Calculation Agent from the relevant Bloomberg page at 11:00 a.m. For the currency pairs that do not include the United States Dollar, “FX Rate” means the ECB Fixes specified below in the table below of the related Eligible Currency Pair on such date, provided that, if the relevant rate(s) are not published on the relevant Bloomberg page specified below in the table below at 11:00 a.m., New York City time (or such other page as may replace that page on that service, or such other service as may be nominated as the information vendor, for the purpose of displaying rates or prices comparable to that rate), the “FX Rate” shall be the rate determined by the Strategy Calculation Agent acting in good faith and a commercially reasonable manner.

Currency	ECB Fix - Bloomberg Page

JPY	EUCF JPY Index
GBP	EUCF GBP Index
CHF	EUCF CHF Index
NOK	EUCF NOK Index
SEK	EUCF SEK Index
AUD	EUCF AUD Index
NZD	EUCF NZD Index
CAD	EUCF CAD Index
USD	EUCF USD Index

        After determining the Carry-to-Risk Ratio for each Eligible Currency Pair, the Strategy Calculation Agent will rank the Eligible Currency Pairs in descending order from the Eligible Currency Pair with the highest absolute Carry-to-Risk Ratios to the Eligible Currency Pair with the lowest absolute Carry-to-Risk Ratio. The Strategy Calculation Agent will select from among such Eligible Currency Pairs the currency pair with the highest absolute Carry-to-Risk Ratio as one of the four (4) currency pairs that will constitute the relevant Eligible Currency Pairs of IncomeFX2 for the following month (the “Relevant Eligible Currency Pairs”). The Strategy Calculation Agent will then apply the Diversification Rule to select the other three Relevant Eligible Currency Pairs.

Diversification Rule

On any Rebalancing Date, after selecting the Eligible Currency Pair with the highest absolute Carry-to-Risk Ratio, the Strategy Calculation Agent will select the Eligible Currency Pair with the next highest absolute Carry-to-Risk Ratio to be a Relevant Eligible Currency Pair; subject to the following provisions:

       (a) Currency One of that Eligible Currency Pair may not be a Long Currency if Currency One is a Long Currency in one of the previously selected Relevant Eligible Currency Pairs on such Rebalancing Date;

       (b) Currency One of that Eligible Currency Pair may not be a Short Currency if Currency One is a Short Currency in one of the previously selected Relevant Eligible Currency Pairs on such Rebalancing Date;

PS-17

       (c) Currency Two of that Eligible Currency Pair may not be a Long Currency if Currency Two is a Long Currency in one of the previously selected Relevant Eligible Currency Pairs on such Rebalancing Date; and

       (d) Currency Two of that Eligible Currency Pair may not be a Short Currency if Currency Two is a Short Currency in one of the previously selected Relevant Eligible Currency Pairs on such Rebalancing Date.

       The Strategy Calculation Agent will repeat this selection process until four (4) Relevant Eligible Currency Pairs have been chosen, subject to the provisions set forth below under “Extraordinary Events.”

       On the Rebalancing Date, The Strategy Calculation Agent will replicate notional currency trading positions in the four (4) Relevant Eligible Currency Pairs. IncomeFX2 Strategy will be deemed to take a long position in the Long Currency and a short position in the Short Currency of each of the Relevant Eligible Currency Pairs.

       “Long Currency” means, in respect of an Eligible Currency Pair or a Relevant Eligible Currency Pair, the Currency One if the Carry-to-Risk Ratio of the relevant pair is positive or the Currency Two if the Carry-to-Risk of the relevant pair is negative.

       “Short Currency” means, in respect of an Eligible Currency Pair or a Relevant Eligible Currency Pair, the Currency One if the Carry-to-Risk Ratio of the relevant pair is negative and Currency Two if the Carry-to-Risk of the relevant pair is positive.

Leveraging of IncomeFX2

       Once the four (4) Eligible Currency Pairs are selected for the Calculation Period, IncomeFX2 may be leveraged up to 150% so as to achieve its “Target Carry” of 8% per annum. However, since the amount of leverage is limited to a maximum of 150%, IncomeFX2 may not at any given point achieve its Target Carry. If the average absolute value of the carry of the four (4) applicable Eligible Currency Pairs is greater than 8%, IncomeFX2 will be leveraged at 100%. If the average absolute value of the carry of the four (4) applicable Eligible Currency Pairs is less than 5.33%, IncomeFX2 will be leveraged at the maximum 150%, but will still not achieve the Target Carry of 8%. Finally, if the average absolute value of the carry of the four (4) applicable Eligible Currency Pairs is between 5.33% and 8%, IncomeFX2 will be leveraged at the rate between 100% and 150% that will produce the 8% Target Carry. (Rule 6).

       The Strategy Calculation Agent will determine the amount of leverage that will be applied to the notional currency trading position in the Relevant Eligible Currency Pairs as of the applicable Rebalancing Date as follows:

where:

“Leveragej” means the amount of leverage, expressed as a percentage, to be applied to the notional currency trading positions in the Relevant Eligible Currency Pairs as of Rebalancing Date j;

PS-18

“TargetCarry” means eight per cent (8%) per annum; and

  means the equally weighted average absolute Carry per annum of the
Relevant Eligible Currency Pairs, where:

“R1ij” means the Interest Rate for Currency One of Relevant Eligible Currency Pair i, on Rebalancing Date j; and

“R2ij” means the Interest Rate for Currency Two of Relevant Eligible Currency Pair i, on Rebalancing Date j.

Calculation of IncomeFX2 Strategy Value

       IncomeFX2 employs an equally weighted construction methodology. Therefore, on each Rebalancing Date, the amount of Leverage determined on such date will be allocated equally amongst each of the Relevant Eligible Currency Pairs. However, the actual weight of the constituent currency pairs may fluctuate during the month due to movements in the exchange rates and interest rates for the relevant currencies. (Rule 7).

       Subject to the occurrence or existence of a Disruption Event, the IncomeFX2 Strategy Value will be calculated and published on each Strategy Business Day during a Calculation Period. The value will be calculated by multiplying the IncomeFX2 Strategy Value as of the Rebalancing Date by a factor designed to account for IncomeFX2 ‘s performance since that Rebalancing Date and by an index adjustment factor of 1% per annum. As discussed above, IncomeFX2 ‘s performance over any period is determined both by the carry of the four (4) currency pairs and by the exchange rate fluctuations of the currency in which the strategy has taken a long position relative to the currency in which the strategy has taken a short position for each of the four (4) currency pairs. In addition, as discussed above, IncomeFX2 can get leveraged up to 150%, which will in turn increase the positive or negative effect that the carry and the exchange rate fluctuations will have on the IncomeFX2 Strategy Value. The 1% per annum fee is calculated daily on an actual / 360 basis and deducted from the IncomeFX2 Strategy Value each Strategy Business Day.

       The Strategy Calculation Agent will determine the IncomeFX2 Strategy Value on any Strategy Business Day in a Calculation Period as follows:

where:

“BasketValue jk” means the INCOMEFX2 Strategy Value on Strategy Business Day k in Calculation Period j;

“BasketValue j” means the INCOMEFX2 Strategy Value on Rebalancing Date j in Calculation Period j;

“Leverage j” means the amount of Leverage applied to the notional currency trading positions in the Relevant Eligible Currency Pairs on Rebalancing Date j in Calculation Period j;

PS-19

“Returnijk” means the return, adjusted for the FX Rate, for Relevant Eligible Currency Pair i on Strategy Business Day k in Calculation Period j determined in accordance with the following formula:

where:

“FX1ijk” means the FX Rate for Currency One of Relevant Eligible Currency Pair i on Strategy Business Day k in Calculation Period j;

“FX1ij” means the FX Rate for Currency One of Relevant Eligible Currency Pair i on Rebalancing Date j in Calculation Period j;

“R1ij” means the Interest Rate for the Currency One of Relevant Eligible Currency Pair i on Rebalancing Date j in Calculation Period j;

 “D1ijk” means the Interpolated Interest Rate for Currency One of Relevant Eligible Currency Pair i on Strategy Business Day k of Calculation Period j

“FX2ijk” means the FX Rate for Currency Two of Relevant Eligible Currency Pair i on Strategy Business Day k in Calculation Period j;

“FX2ij” means the FX Rate for Currency Two of Relevant Eligible Currency Pair i on the Rebalancing Date in Calculation Period j;

“R2ij” means the Interest Rate for Currency Two of Relevant Eligible Currency Pair i on Rebalancing Date j in Calculation Period j;

“D2ijk” means the Interpolated Interest Rate for Currency Two of Relevant Eligible Currency Pair i on Strategy Business Day k in Calculation Period j;

“Daycountj, (j+1)” means the daycount fraction determined on the basis of “actual/360” where the numerator represents the actual number of calendar days from (and including) Rebalancing Value Date j through to (but excluding) Rebalancing Value Date j+1;

PS-20

 “Daycountjk, (j+1)” means the daycount fraction determined on the basis of “actual/360” where the numerator represents the actual number of calendar days from (and including) Business Value Date k in Calculation Period j through to (but excluding) the Rebalancing Value Date j+1;

“Factorij” means (a) + 1, if the Carry-to-Risk Ratio determined by the Calculation Agent for Relevant Eligible Currency Pair i on the Rebalancing Date j was positive, or (b) —1, if the Carry-to-Risk Ratio determined by the Calculation Agent for Relevant Eligible Currency Pair i on Rebalancing Date j was negative;

“A” means an adjustment of one per cent (1%) per annum; and

 “Daycount j, jk” means the daycount fraction determined on the basis of “actual/360” where the numerator represents the actual number of calendar days from (but excluding) Rebalancing Value Date j through to (and including) Business Value Date k in Calculation Period j.

        The “Interpolated Interest Rate” means, with respect to the Return for an Eligible Currency Pair on a Strategy Business Day in a Calculation Period the interest rate for the period from (but excluding) the applicable Business Value Date to (and including) the following Rebalancing Value Date for Currency One or Currency Two of such Eligible Currency Pair (as applicable) as determined by the Strategy Calculation Agent acting in good faith and a commercially reasonable manner using generally accepted market practices for such calculation. “Business Value Date” means the date that is two week days after a Strategy Business Day in a Calculation Period, unless such date is not a New York Business Day in which case the next following New York Business Day is the Business Value Date.

        A “New York Business Day” means each day (other than a Saturday or a Sunday) on which commercial banks in New York are open generally for business (including for dealings in foreign exchange and foreign currency deposits).

Disruption Event

        If any Strategy Business Day is a Disrupted Day, the Strategy Calculation Agent may, but is not obliged, to calculate and publish its good faith estimate of the IncomeFX2 Strategy Value. Any such estimated value may be subject to correction once the relevant Disruption Event ceases. Any such correction will be published on Bloomberg page IFXJ2MUS as soon as reasonably practicable.

        A “Disrupted Day,” means a Strategy Business Day on which a Disruption Event has occurred or exists with respect to at least one currency in an Eligible Currency Pair that currently underlies IncomeFX2.

        A “Disruption Event” means the occurrence or existence of an Inconvertibility Event or FX Disruption Event that the Strategy Calculation Agent determines is material or is a Price Source Disruption.

        An “Inconvertibility Event” means any event that affects the convertibility of Currency One or Currency Two (as the case may be) of an Eligible Currency Pair in U.S. dollars on any date and at the relevant time that the Strategy Calculation Agent calculates the Return for such Eligible Currency Pair.

PS-21

An “FX Disruption Event” means:

(1)		an event in relation to Currency One or Currency Two of an Eligible Currency Pair (as the case may be, the “Relevant Currency”) which has the effect of preventing, restricting or delaying the Strategy Calculation Agent from:

	a)	converting the Relevant Currency into U.S. Dollars through customary legal channels; or

	b)	converting the Relevant Currency into U.S. Dollars at a rate at least as favorable as the rate for domestic institutions located in the country whose lawful currency is the Relevant Currency (the “Relevant Country”); or

	c)	delivering the Relevant Currency from accounts inside the Relevant Country to accounts outside the Relevant Country; or

	d)	delivering the Relevant Currency between accounts inside the Relevant Country or to a party that is a non-resident of the Relevant Country; or

(2)		the imposition by the Relevant Country (or any political or regulatory authority thereof) of any capital controls, or the publication of any notice of an intention to do so, which the Strategy Calculation Agent determines in good faith is likely materially to affect its ability to obtain a reliable spot exchange rate from a recognized financial source; or

(3)		the implementation by the Relevant Country (or any political or regulatory authority thereof) or the publication of any notice of an intention to implement any changes to the laws or regulations relating to foreign investment in the Relevant Country (including, but not limited to, changes in tax laws and/or laws relating to capital markets and corporate ownership), which the Strategy Calculation Agent determines are likely to materially affect the Strategy Calculation Agent’s ability to obtain a reliable spot exchange rate from a recognized financial information source.

A “Price Source Disruption” means, in respect of an FX Rate or Interest Rate, that it is impossible or practically difficult after using commercially reasonable efforts for the Strategy Calculation Agent to obtain a reliable quote for the relevant spot exchange rate or interest rate (as the case may be).

Extraordinary Events

        The lawful currency of any country included in the list of Eligible Currency Pairs is deemed to include the lawful successor currency (“Successor Currency”) of that country. If a country lawfully eliminates, converts, re-denominates or exchanges its currency for any Successor Currency, then Currency One and/or Currency Two (as the case may be) of the Eligible Currency Pair affected by such elimination, conversion, redenomination or exchange will be deemed replaced by such Successor Currency.

        To the extent that any such elimination, conversion, redenomination or exchange results in Currency One and Currency Two of any Eligible Currency Pair being the same or results in one Eligible Currency Pair being the same as another Eligible Currency Pair, then the Eligible Currency Pair(s) affected by such elimination, conversion, redenomination or exchange (as determined by the Strategy Calculation Agent) will be removed from the list of Eligible Currency Pairs on a date selected by the Strategy Calculation Agent acting in good faith, and from such date the list of Eligible Currency Pairs will consist of the remaining Eligible Currency Pairs only. If the remaining Eligible Currency Pairs number four (4) or less, then the composition of IncomeFX2 will become static and there will be no further rebalancings.

PS-22

Corrections and Disclaimer

        If any FX Rate or Interest Rate published by the relevant recognized information source selected by the Strategy Calculation Agent acting in good faith and used in any calculation or determination herein is subsequently corrected, or the Strategy Calculation Agent identifies an error or omission in any of its calculations or determinations in respect of IncomeFX2, the Strategy Calculation Agent may, if it determines acting in good faith, that such error, omission or correction (as the case may be) is material and is practicable, adjust or correct the relevant calculation or determination to take into account such correction.

        Neither the Strategy Calculation Agent nor any of its affiliates or subsidiaries or any of their respective directors, officers, employees, representatives, delegates or agents (each a “Relevant Person”) shall have any responsibility to any person (whether as a result of negligence or otherwise) for any determinations made or anything done (or omitted to be determined or done) in respect of IncomeFX2 or publication of the IncomeFX2 Strategy Value (or failure to publish such value) and any use which any person may put IncomeFX2 or the IncomeFX2 Strategy Value. All determinations in respect of IncomeFX2 shall be final, conclusive and binding and no person shall be entitled to make any claim against any of the Relevant Persons in respect thereof. Once a determination or calculation is made or action taken by the Strategy Calculation Agent in respect of IncomeFX2, neither the Strategy Calculation Agent or any other Relevant Person shall be under any obligation to revise any determination or calculation made or action taken for any reason.

Discontinuation of the JPMorgan IncomeFX2 Strategy ; Alteration of Method of Calculation

        If J.P. Morgan Securities Ltd. discontinues publication of the Underlying and J.P. Morgan Securities Ltd. or another entity publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the discontinued Underlying (such index being referred to in this product supplement as a “Successor Underlying”), then any Underlying closing value will be determined by reference to the value of such Successor Underlying at the time of daily final publication for the Successor Underlying Value on the relevant Initial Averaging Date, if applicable, or Underlying Valuation Date or other relevant date or dates as set forth in the relevant terms supplement.

        Upon any selection by the calculation agent of a Successor Underlying, the calculation agent will cause written notice thereof to be promptly furnished to the trustee, to us and to the holders of the notes.

        If the Strategy Calculation Agent discontinues publication of the Underlying prior to, and such discontinuation is continuing on, an Initial Averaging Date, if applicable, or Underlying Valuation Date or other relevant dates as set forth in the relevant terms supplement and the calculation agent determines, in its sole discretion, that no Successor Underlying is available at such time, or the calculation agent has previously selected a Successor Underlying and publication of such Successor Underlying is discontinued prior to, and such discontinuation is continuing on, such Initial Averaging Date, Underlying Valuation Date or other relevant dates, then the calculation agent will determine the Underlying closing value for such date. The Underlying closing value will be computed by the calculation agent in accordance with the formula for and method of calculating the Underlying or Successor Underlying, as applicable, last in effect prior to such discontinuation, using the interest rates and foreign exchange rates of the currency pairs (or, if trading in the a currency included in the Underlying has been materially suspended or materially limited, the calculation agent’s good faith estimate of the exchange rate for such currency and the corresponding interest rate that would

PS-23

have prevailed but for the suspension or limitation), at the time of the daily final publications on such date of each currency most recently composing the Underlying or Successor Underlying, as applicable, without rebalancing or substitution following such discontinuation. Notwithstanding these alternative arrangements, discontinuation of the publication of the Underlying may adversely affect the value of the notes.

        If at any time the method of calculating the Underlying or a Successor Underlying, or the value thereof, is changed in a material respect, or if the Underlying or a Successor Underlying is in any other way modified so that the Underlying or such Successor Underlying does not, in the opinion of the calculation agent, fairly represent the value of the Underlying or such Successor Underlying had such changes or modifications not been made, then the calculation agent will, at the close of business in New York City on each date on which the Underlying closing value is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a value comparable to the Underlying or such Successor Underlying, as the case may be, as if such changes or modifications had not been made, and the calculation agent will calculate the Underlying closing value with reference to the Underlying or such Successor Underlying, as adjusted. Accordingly, if the method of calculating the Underlying or a Successor Underlying is modified so that the value of such Underlying or Successor Underlying is a fraction of what it would have been if there had been no such modification, then the calculation agent will adjust such Underlying in order to arrive at a value of the Underlying or such Successor Underlying as if there had been no such modification.

PS-24

GENERAL TERMS OF NOTES

Calculation Agent

       J.P. Morgan Securities Inc. will act as the calculation agent. The calculation agent will determine, among other things, the Initial Strategy Value, the Strike Value, if applicable, the Underlying closing value on each Initial Averaging Date, if applicable, and each Underlying Valuation Date, the Ending Strategy Value, the Strategy Return and the payment at maturity, if any, on the notes. In addition, the calculation agent will determine whether there has been a market disruption event or a discontinuation of the Underlying and whether there has been a material change in the method of calculating the Underlying. All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you and on us. We may appoint a different calculation agent from time to time after the date of the relevant terms supplement without your consent and without notifying you.

       The calculation agent will provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, of the amount to be paid at maturity on or prior to 11:00 a.m. on the business day preceding the maturity date.

       All calculations with respect to the Initial Strategy Value, the Ending Strategy Value, the Strategy Return or any Underlying closing value will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., ..876545 would be rounded to .87655); all dollar amounts related to determination of the payment per $1,000 principal amount note at maturity, if any, will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to ..7655); and all dollar amounts paid on the aggregate principal amount of notes per holder will be rounded to the nearest cent, with one-half cent rounded upward.

Market Disruption Events

       Certain events may prevent the Strategy Calculation Agent from calculating the Underlying closing value on any Initial Averaging Date, if applicable, or Underlying Valuation Date. The failure may, in turn, prevent the calculation agent from determining the amount, if any, that we will pay you at maturity. These events may include disruptions or suspensions of trading on the currency markets as a whole. We refer to these events individually as a “market disruption event.”

       With respect to the Underlying, a “market disruption event,” unless otherwise specified in the relevant terms supplement, means:

    the non-publication of a closing value for the Underlying for a given trading day; or

    the termination or suspension of, or material limitation or disruption in the trading of, any currency then included in the Underlying that the calculation agent determines, in its sole discretion, materially interferes with our ability or the ability of any of our affiliates to adjust or unwind all or a material portion of any hedge with respect to the notes.

Events of Default

       Under the heading “Description of Debt Securities — Events of Default, Waiver, Debt Securities in Foreign Currencies” in the accompanying prospectus is a description of events of default relating to debt securities including the notes.

PS-25

Payment Upon an Event of Default

       Unless otherwise specified in the relevant terms supplement, in case an event of default with respect to the notes shall have occurred and be continuing, the amount declared due and payable per $1,000 principal amount note upon any acceleration of the notes shall be determined by the calculation agent and shall be an amount in cash equal to the amount payable at maturity per $1,000 principal amount note as described under the caption “Description of Notes — Payment at Maturity,” calculated as if the date of acceleration were the final Underlying Valuation Date. If the notes have more than one Underlying Valuation Date, then, for each Underlying Valuation Date scheduled to occur after the date of acceleration, the business days immediately preceding the date of acceleration (in such number equal to the number of Underlying Valuation Dates in excess of one) shall be the corresponding Underlying Valuation Dates, unless otherwise specified in the relevant terms supplement.

       If the maturity of the notes is accelerated because of an event of default as described above, we shall, or shall cause the calculation agent to, provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to DTC of the cash amount due with respect to the notes as promptly as possible and in no event later than two business days after the date of acceleration.

Modification

       Under the heading “Description of Debt Securities — Modification of the Indenture; Waiver of Compliance” in the accompanying prospectus is a description of when the consent of each affected holder of debt securities is required to modify the indenture.

Defeasance

       The provisions described in the accompanying prospectus under the heading “Description of Debt Securities — Discharge, Defeasance and Covenant Defeasance” are not applicable to the notes, unless otherwise specified in the relevant terms supplement.

Listing

       The notes will not be listed on any securities exchange, unless otherwise specified in the relevant terms supplement.

Book-Entry Only Issuance — The Depository Trust Company

       The Depository Trust Company, or DTC, will act as securities depositary for the notes. The notes will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC’s nominee). One or more fully-registered global notes certificates, representing the total aggregate principal amount of the notes, will be issued and will be deposited with DTC. See the descriptions contained in the accompanying prospectus supplement under the headings “Description of Notes — Forms of Notes” and “The Depositary.”

Registrar, Transfer Agent and Paying Agent

       Payment of amounts due at maturity on the notes will be payable and the transfer of the notes will be registrable at the principal corporate trust office of The Bank of New York in The City of New York.

       The Bank of New York or one of its affiliates will act as registrar and transfer agent for the notes. The Bank of New York will also act as paying agent and may designate additional paying agents.

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       Registration of transfers of the notes will be effected without charge by or on behalf of The Bank of New York, but upon payment (with the giving of such indemnity as The Bank of New York may require) in respect of any tax or other governmental charges that may be imposed in relation to it.

Governing Law

       The notes will be governed by and interpreted in accordance with the laws of the State of New York.

PS-27

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

       The following is a summary of the material U.S. federal income tax consequences of the purchase, ownership and disposition of the notes. This summary applies to you only if you are an initial holder of the notes purchasing the notes at the issue price for cash and if you will hold them as capital assets within the meaning of Section 1221 of the Code.

       This summary does not address all aspects of U.S. federal income and estate taxation of the notes that may be relevant to you in light of your particular circumstances, nor does it address all of your tax consequences if you are a holder of notes who is subject to special treatment under the U.S. federal income tax laws, such as:

    one of certain financial institutions;

    a tax-exempt entity, including an “individual retirement account” or “Roth IRA” as defined in Code Section 408 or 408A, respectively;

    a dealer in securities or foreign currencies;

    a “regulated investment company” as defined in Code Section 851;

    a “real estate investment trust” as defined in Code Section 856;

    a person holding the notes as part of a hedging transaction, straddle, conversion transaction, or integrated transaction, or entering into a “constructive sale” with respect to the notes;

    a U.S. Holder (as defined below) whose functional currency is not the U.S. dollar;

    a trader in securities or foreign currencies who elects to apply a mark-to-market method of tax accounting; or

    a partnership or other entity classified as a partnership for U.S. federal income tax purposes.

       This summary is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date of this product supplement, changes to any of which, subsequent to the date of this product supplement, may affect the tax consequences described herein. If you are considering the purchase of notes, you should consult your tax adviser concerning the application of U.S. federal income and estate tax laws to your particular situation (including the possibility of alternative characterizations of the notes), as well as any tax consequences arising under the laws of any state, local or foreign jurisdictions.

Tax Treatment of the Notes

       The tax consequences of an investment in the notes are unclear. There is no direct legal authority as to the proper U.S. federal income tax characterization of the notes, and we do not intend to request a ruling from the Internal Revenue Service regarding the notes.

       We intend to seek an opinion from Davis Polk & Wardwell, our special tax counsel, which will be based upon the terms of the notes at the time of the relevant offering and certain factual representations to be received from us, regarding the treatment of the notes as “open transactions” that are subject to the Treasury Regulations under Section 988 of the Code (the “Section 988 Regulations”) for U.S. federal income tax purposes. Whether Davis Polk & Wardwell expresses an opinion regarding the characterization of the notes will be indicated in the relevant terms supplement. Irrespective of the opinion received from Davis Polk & Wardwell, we and you will agree to treat the notes for U.S. federal income tax purposes as “open transactions” subject to the Section 988 Regulations and not as debt instruments. While other characterizations of the notes could be asserted by the IRS, as discussed below, the following discussion assumes that the notes are treated for U.S. federal income tax purposes as “open transactions” subject to the Section 988 Regulations and not as debt instruments, unless otherwise indicated.

PS-28

Tax Consequences to U.S. Holders

       You are a “U.S. Holder” if you are a beneficial owner of notes for U.S. federal income tax purposes that is:

    a citizen or resident of the United States;

    a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States or any political subdivision thereof; or

    an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

    Tax Treatment of the Notes

       Tax Treatment Prior to Maturity. You should not be required to recognize taxable income over the term of the notes prior to maturity, other than pursuant to a sale or exchange as described below.

       Sale, Exchange or Redemption of the Notes. Upon a sale or exchange of a note (including redemption of the notes at maturity), you should recognize gain or loss equal to the difference between the amount realized on the sale, exchange or redemption and your tax basis in the note, which should equal the amount you paid to acquire the note. Your gain or loss recognized will generally be ordinary income or loss (as the case may be) from U.S. sources for U.S. federal income tax purposes. However, holders of certain forward contracts, futures contracts or option contracts generally are entitled to make an election under Section 988 to treat this ordinary gain or loss as capital gain or loss (a “Section 988 Capital Treatment Election”). It is likely that the notes qualify for a Section 988 Capital Treatment Election and therefore, if you make this election before the close of the day on which you acquire the notes, all gain or loss you recognize on a sale or exchange of the notes should be treated as long-term capital gain or loss, assuming that you have held the notes for more than one year. A U.S. Holder must make the Section 988 Capital Treatment Election with respect to the notes by (a) clearly identifying the transaction on its books and records on the date the transaction is entered into as being subject to this election and either (b) filing the relevant statement verifying this election with the holder’s U.S. federal income tax return or (c) otherwise obtaining independent verification as set forth in the Section 988 Regulations. You should consult your own tax adviser with respect to the U.S. tax considerations with respect to an investment in the notes and to the application, mechanics and consequences of a Section 988 Capital Treatment Election.

    Possible Alternative Tax Treatments of an Investment in the Notes

       Due to the absence of authorities that directly address the proper characterization of the notes and because we are not requesting a ruling from the IRS with respect to the notes, no assurance can be given that the IRS will accept, or that a court will uphold, the characterization and tax treatment of the notes described above. If the IRS were successful in asserting an alternative characterization or treatment of the notes, the timing and character of income on the notes could differ materially from our description herein. For example, the IRS might treat the notes as debt instruments issued by us, in which event the taxation of the notes would be governed by certain Treasury regulations relating to the taxation of contingent payment debt instruments if the term of the notes from issue to maturity (including the last possible date that the notes could be outstanding) is more than one year. In this event, regardless of whether you are an accrual method or cash method taxpayer, you would be required to accrue into income original issue discount, or “OID,” on the notes at our “comparable yield” for similar noncontingent debt, determined at the time of the issuance of the notes, in each year that you hold the notes (even though you may not receive any cash with respect to the notes during the term of the notes) and any gain recognized at expiration or upon sale or other disposition of the notes would generally be treated as ordinary income.

PS-29

Additionally, if you were to recognize a loss above certain thresholds, you could be required to file a disclosure statement with the IRS.

       Other alternative U.S. federal income tax characterizations or treatments of the notes might also require you to include amounts in income during the term of the notes and/or might treat all or a portion of the gain or loss on the sale or settlement of the notes as ordinary income or loss or as short-term capital gain or loss, without regard to how long you held the notes. For instance, it is possible that the Additional Amount, if any, could be treated separately as an item of ordinary income rather than being included in the determination of capital gain or loss. In addition, on December 7, 2007, Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, such as the notes. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income that is subject to an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the notes, possibly with retroactive effect. Accordingly, you should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the notes, including possible alternative treatments and the issues presented by this notice.

Tax Consequences to Non-U.S. Holders

       You are a “Non-U.S. Holder” if you are a beneficial owner of notes for U.S. federal income tax purposes that is:

    a nonresident alien individual;

    a foreign corporation; or

    a foreign estate or trust.

       You are not a Non-U.S. Holder if you are an individual present in the United States for 183 days or more in the taxable year of disposition. In this case, you should consult your own tax adviser regarding the U.S. federal income tax consequences of the sale, exchange or other disposition of a note.

       If you are a Non-U.S. Holder of the notes and if the characterization of your purchase and ownership of the notes as an open transaction subject to the Section 988 Regulations is respected, any payments on the notes should not be subject to U.S. federal income or withholding tax, except that gain from the sale or exchange of the notes or their cash settlement at maturity may be subject to U.S. federal income tax if such gain is effectively connected with your conduct of a trade or business in the United States. You should consult your tax adviser regarding the possibility that the IRS could assert that Non-U.S. Holders are subject to withholding tax at a rate of 30% (or a lower rate pursuant to an applicable treaty) with respect to the payment of an Additional Amount, if any. While we do not intend to withhold with respect to the payment of an Additional Amount, it is possible that certain paying agents might so withhold. You should consult your own tax adviser regarding the possibility of withholding.

       If the notes were recharacterized as indebtedness, any payments or accruals on the notes nonetheless would not be subject to U.S. withholding tax, provided generally that the certification requirement described in the next sentence has been fulfilled and neither the payments on the notes nor any gain realized on a sale, exchange or other disposition of notes is effectively connected with your conduct of a trade or business in the United States. Under this treatment, you will not be subject to withholding if you certify on IRS Form W-8BEN, under penalties of perjury, that you are not a U.S. person

PS-30

and provide your name and address or otherwise satisfy applicable documentation requirements. Among the issues addressed in the notice described above in “Certain U.S. Federal Income Tax Consequences — Tax Consequences to U.S. Holders — Possible Alternative Tax Treatments of an Investment in the Notes” is the degree, if any, to which income with respect to instruments such as the notes should be subject to U.S. withholding tax. It is possible that any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the withholding tax consequences of an investment in the notes, possibly with retroactive effect.

       If you are engaged in a trade or business in the United States, and if payments on the notes are effectively connected with the conduct of that trade or business, although exempt from the withholding tax discussed above, you will generally be taxed in the same manner as a U.S. Holder, except that you will be required to provide a properly executed IRS Form W-8ECI in order to claim an exemption from withholding. If this paragraph applies to you, you should consult your tax adviser with respect to other U.S. tax consequences of the ownership and disposition of the notes, including the possible imposition of a 30% branch profits tax if you are a corporation.

Backup Withholding and Information Reporting

       You may be subject to information reporting, and may also be subject to backup withholding at the rates specified in the Code on the amounts paid to you unless you provide proof of an applicable exemption or a correct taxpayer identification number and otherwise comply with applicable requirements of the backup withholding rules. If you are a Non-U.S. Holder, you will not be subject to backup withholding if you comply with the certification procedures described in the preceding paragraphs. Amounts withheld under the backup withholding rules are not an additional tax and may be refunded or credited against your U.S. federal income tax liability, provided the required information is furnished to the IRS.

Federal Estate Tax

       Individual Non-U.S. Holders, and entities the property of which is potentially includible in those individuals’ gross estates for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, a note is likely to be treated as U.S. situs property, subject to U.S. federal estate tax. These individuals and entities should consult their tax advisers regarding the U.S. federal estate tax consequences of investing in a note.

       THE TAX CONSEQUENCES TO YOU OF OWNING THE NOTES ARE UNCLEAR. YOU SHOULD CONSULT YOUR TAX ADVISER REGARDING THE TAX CONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF THE NOTES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN U.S. FEDERAL OR OTHER TAX LAWS.

PS-31

UNDERWRITING

       Under the terms and subject to the conditions contained in the Master Agency Agreement entered into between JPMorgan Chase & Co. and J.P. Morgan Securities Inc. as agent (an “Agent” or “JPMSI”), and certain other agents that may be party to the Master Agency Agreement, as amended or supplemented, from time to time (each an “Agent,” and collectively with JPMSI, the “Agents”), each Agent participating in an offering of notes, acting as principal for its own account, has agreed to purchase, and we have agreed to sell, the principal amount of notes set forth on the cover page of the relevant terms supplement. Each such Agent proposes initially to offer the notes directly to the public at the public offering price set forth on the cover page of the relevant terms supplement. JPMSI will allow a concession to other dealers, or we may pay other fees, in the amount set forth on the cover page of the relevant terms supplement. After the initial offering of the notes, the Agents may vary the offering price and other selling terms from time to time.

       We own, directly or indirectly, all of the outstanding equity securities of JPMSI. The underwriting arrangements for this offering comply with the requirements of NASD Rule 2720 regarding a Financial Industry Regulatory Authority member firm’s underwriting of securities of an affiliate. In accordance with NASD Rule 2720, no underwriter may make sales in this offering to any discretionary account without the prior written approval of the customer.

       JPMSI or another Agent may act as principal or agent in connection with offers and sales of the notes in the secondary market. Secondary market offers and sales will be made at prices related to market prices at the time of such offer or sale; accordingly, the Agents or a dealer may change the public offering price, concession and discount after the offering has been completed.

       In order to facilitate the offering of the notes, JPMSI may engage in transactions that stabilize, maintain or otherwise affect the price of the notes. Specifically, JPMSI may sell more notes than it is obligated to purchase in connection with the offering, creating a naked short position in the notes for its own account. JPMSI must close out any naked short position by purchasing the notes in the open market. A naked short position is more likely to be created if JPMSI is concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, JPMSI may bid for, and purchase, notes in the open market to stabilize the price of the notes. Any of these activities may raise or maintain the market price of the notes above independent market levels or prevent or retard a decline in the market price of the notes. JPMSI is not required to engage in these activities, and may end any of these activities at any time.

       No action has been or will be taken by us, JPMSI or any dealer that would permit a public offering of the notes or possession or distribution of this product supplement no. 117-I or the accompanying prospectus supplement, prospectus or terms supplement, other than in the United States, where action for that purpose is required. No offers, sales or deliveries of the notes, or distribution of this product supplement no. 117-I or the accompanying prospectus supplement, prospectus or terms supplement or any other offering material relating to the notes, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the Agents or any dealer.

PS-32

       Each Agent has represented and agreed, and each dealer through which we may offer the notes has represented and agreed, that it (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the notes or possesses or distributes this product supplement no. 117-I and the accompanying prospectus supplement, prospectus and terms supplement and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the notes under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the notes. We shall not have responsibility for any Agent’s or any dealer’s compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

       Argentina

       The notes have not been and will not be authorized by the Comisión Nacional de Valores (the “CNV”) for public offer in Argentina and therefore may not be offered or sold to the public at large or to sectors or specific groups thereof by any means, including but not limited to personal offerings, written materials, advertisements, the internet or the media, in circumstances which constitute a public offering of securities under Argentine Law No. 17,811, as amended (the “Argentine Public Offering Law”).

       The Argentine Public Offering Law does not expressly recognize the concept of private placement. Notwithstanding the foregoing, pursuant to the general rules on public offering and the few existing judicial and administrative precedents, the following private placement rules have been outlined:

(i)	target investors should be qualified or sophisticated investors, capable of understanding the risk of the proposed investment

(ii)	investors should be contacted on an individual, direct and confidential basis, without using any type of massive means of communication.

(iii)	the number of contacted investors should be relatively small.

(iv)	investors should receive complete and precise information on the proposed investment.

(v)	any material, brochures, documents, etc, regarding the investment should be delivered in a personal and confidential manner, identifying the name of the recipient.

(vi)

the documents or information mentioned in item (v) should contain a legend or statement expressly stating that the offer is a private offer not subject to the approval or supervision of the CNV, or any other regulator in Argentina.

(vii)

the aforementioned documents or materials should also contain a statement prohibiting the re-sale or re-placement of the relevant securities within the Argentine territory or their sale through any type of transaction that may constitute a public offering of securities pursuant to Argentine law.

       The Bahamas

       The notes have not been and shall not be offered or sold in or into The Bahamas except in circumstances that do not constitute a ‘public offering’ according to the Securities Industry Act, 1999.

       The offer of the notes, directly or indirectly, in or from within The Bahamas may only be made by an entity or person who is licensed as a Broker Dealer by the Securities Commission of The Bahamas.

PS-33

       Persons deemed “resident” in The Bahamas pursuant to the Exchange Control Regulations, 1956 must receive the prior approval of the Central Bank of The Bahamas prior to accepting an offer to purchase any notes.

       Bermuda

       This product supplement no. 117-I and the accompanying prospectus supplement, prospectus and terms supplement have not been registered or filed with any regulatory authority in Bermuda. The offering of the notes pursuant to this product supplement no. 117-I and the accompanying prospectus supplement, prospectus and any terms supplement to persons resident in Bermuda is not prohibited, provided that we are not thereby carrying on business in Bermuda.

       Brazil

       The notes have not been and will not be registered with the “Comissão de Valores Mobiliários” —the Brazilian Securities and Exchange Commission (“CVM”) and accordingly, the notes may not and will not be sold, promised to be sold, offered, solicited, advertised and/or marketed within the Federal Republic of Brazil, except in circumstances that cannot be construed as a public offering or unauthorized distribution of securities under Brazilian laws and regulations. The notes are not being offered into Brazil. Documents relating to an offering of the notes, as well as the information contained herein and therein, may not be supplied or distributed to the public in Brazil nor be used in connection with any offer for subscription or sale of the notes to the public in Brazil.

       British Virgin Islands

       The notes may not be offered in the British Virgin Islands unless we or the person offering the notes on our behalf is licensed to carry on business in the British Virgin Islands. We are not licensed to carry on business in the British Virgin Islands. The notes may be offered to British Virgin Islands “business companies” (from outside the British Virgin Islands) without restriction. A British Virgin Islands “business company” is a company formed under or otherwise governed by the BVI Business Companies Act, 2004 (British Virgin Islands).

       Cayman Islands

       This product supplement no. 117-I and the accompanying prospectus supplement, prospectus and terms supplement, and the notes offered hereby and thereby have not been, and will not be, registered under the laws and regulations of the Cayman Islands, nor has any regulatory authority in the Cayman Islands passed comment upon or approved the accuracy or adequacy of this product supplement no. 117-I and the accompanying prospectus supplement, prospectus and terms supplement. The notes have not been, and will not be, offered or sold, directly or indirectly, in the Cayman Islands.

       Chile

       None of the Agents, we or the notes have been registered with the Superintendencia de Valores y Seguros de Chile (Chilean Securities and Insurance Commission) pursuant to Ley No. 18,045 de Mercado de Valores (the “Chilean Securities Act”), as amended, of the Republic of Chile and, accordingly, the notes have not been and will not be offered or sold within Chile or to, or for the account of benefit of persons in Chile except in circumstances which have not resulted and will not result in a public offering and/or securities intermediation in Chile within the meaning of the Chilean Securities Act.

PS-34

       None of the Agents is a bank or a licensed broker in Chile, and therefore each Agent has not and will not conduct transactions or any business operations in any of such qualities, including the marketing, offer and sale of the notes, except in circumstances which have not resulted and will not result in a “public offering” as such term is defined in Article 4 of the Chilean Securities Act, and/or have not resulted and will not result in the intermediation of securities in Chile within the meaning of Article 24 of the Chilean Securities Act and/or the breach of the brokerage restrictions set forth in Article 39 of Decree with Force of Law No. 3 of 1997.

       The notes will only be sold to specific buyers, each of which will be deemed upon purchase:

(i)

to be a financial institution and/or an institutional investor or a qualified investor with such knowledge and experience in financial and business matters as to be capable of evaluating the risks and merits of an investment in the notes;

(ii)

to agree that it will only resell the notes in the Republic of Chile in compliance with all applicable laws and regulations; and that it will deliver to each person to whom the notes are transferred a notice substantially to the effect of this selling restriction;

(iii)	to acknowledge receipt of sufficient information required to make an informed decision whether or not to invest in the notes; and

(iv)

to acknowledge that it has not relied upon advice from any Agent and/or us, or its or our respective affiliates, regarding the determination of the convenience or suitability of notes as an investment for the buyer or any other person; and has taken and relied upon independent legal, regulatory, tax and accounting advice.

       Colombia

       The notes have not been and will not be registered in the National Securities Registry of Colombia (Registro Nacional de Valores y Emisores) kept by the Colombian Financial Superintendency (Superintendencia Financiera de Colombia) or in the Colombian Stock Exchange (Bolsa de Valores de Colombia).

       Therefore, the notes shall not be marketed, offered, sold or distributed in Colombia or to Colombian residents in any manner that would be characterized as a public offering, as such is defined in article 1.2.1.1 of Resolution 400, issued on May 22, 1995 by the Securities Superintendency General Commission (Sala General de la Superintendencia de Valores), as amended from time to time.

       If the notes are to be marketed within Colombian territory or to Colombian residents, regardless of the number of persons to which said marketing is addressed to, any such promotion or advertisement of the notes must be made through a local financial entity, a representative’s office, or a local correspondent, in accordance with Decree 2558, issued on June 6, 2007 by the Ministry of Finance and Public Credit of Colombia, as amended from time to time.

       Therefore, the notes should not be marketed within Colombian territory or to Colombian residents, by any given means, that may be considered as being addressed to an indeterminate number of persons or to more than ninety-nine (99) persons, including but not limited to: (i) any written material or other means of communication, such as subscription lists, bulletins, pamphlets or advertisements; (ii) any offer or sale of the notes at offices or branches open to the public; (iii) use of any oral or written advertisements, letters, announcements, notices or any other means of communication that may be perceived to be addressed to an indeterminate number of persons for the purpose of marketing and/or offering the notes; or (iv) use (a) non-solicited emails or (b) email distributions lists to market the notes.

PS-35

       El Salvador

       The notes may not be offered to the general public in El Salvador, and according to Article 2 of the Ley de Mercado de Valores (Securities Market Law) of the Republic of El Salvador, Legislative Decree number 809 dated 16 February 1994, published on the Diario Oficial (Official Gazette) number 73-BIS, Number 323, dated 21 April 1994, and in compliance with the aforementioned regulation, each Agent has represented and agreed that it will not make an invitation for subscription or purchase of the notes to indeterminate individuals, nor will it make known this product supplement no. 117-I and the accompanying prospectus supplement, prospectus and terms supplement in the territory of El Salvador through any mass media communication such as television, radio, press, or any similar medium, other than publications of an international nature that are received in El Salvador, such as internet access or foreign cable advertisements, which are not directed to the Salvadoran public. The offering of the notes has not been registered with an authorized stock exchange in the Republic of El Salvador. Any negotiation for the purchase or sale of notes in the Republic of El Salvador shall only be negotiated on an individual basis with determinate individuals or entities in strict compliance with the aforementioned Article 2 of the Salvadoran Securities Market Law, and shall in any event be effected in accordance with all securities, tax and exchange control of the Dominican Republic, Central America, and United States Free Trade Agreements, and other applicable laws or regulations of the Republic of El Salvador.

       European Economic Area

       In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each Agent has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of notes which are the subject of the offering contemplated by this product supplement no. 117-I and the accompanying prospectus supplement to the public in that Relevant Member State prior to the publication of a prospectus in relation to the notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive except that it may, with effect from and including the Relevant Implementation Date, make an offer of such notes to the public in that Relevant Member State:

       (a)       at any time to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

       (b)       at any time to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000; and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

       (c)       at any time in any other circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

       For the purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

PS-36

       This European Economic Area selling restriction is in addition to any other selling restrictions set out herein.

       Hong Kong

       The notes may not be offered or sold in Hong Kong, by means of any document, other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or in circumstances that do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong. Each Agent has not issued and will not issue any advertisement, invitation or document relating to the notes, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

       Jersey

       Each Agent has represented to and agreed with us that it will not circulate in Jersey any offer for subscription, sale or exchange of any notes which would constitute an offer to the public for the purposes of Article 8 of the Control of Borrowing (Jersey) Order 1958.

       Mexico

       The notes have not been, and will not be, registered with the Mexican National Registry of Securities maintained by the Mexican National Banking and Securities Commission nor with the Mexican Stock Exchange and therefore, may not be offered or sold publicly in the United Mexican States. This product supplement no. 117-I and the accompanying prospectus supplement, prospectus and terms supplement may not be publicly distributed in the United Mexican States. The notes may be privately placed in Mexico among institutional and qualified investors, pursuant to the private placement exemption set forth in Article 8 of the Mexican Securities Market Law.

       The Netherlands

       An offer to the public of any notes which are the subject of the offering and placement contemplated by this product supplement no. 117-I and the accompanying prospectus supplement, prospectus and terms supplement may not be made in The Netherlands and each Agent has represented and agreed that it has not made and will not make an offer of such notes to the public in The Netherlands, unless such an offer is made exclusively to one or more of the following categories of investors in accordance with the Dutch Financial Markets Supervision Act (Wet op het financieel toezicht, the “FMSA”):

       1.        Regulated Entities: (a) any person or entity who or which is subject to supervision by a regulatory authority in any country in order to lawfully operate in the financial markets (which includes: credit institutions, investment firms, financial institutions, insurance companies, collective investment schemes and their management companies, pension funds and their management companies, commodity dealers) (“Supervised Entities”); and (b) any person or entity who or which engages in a regulated activity on the financial markets but who or which is not subject to supervision by a regulatory authority because it benefits from an exemption or dispensation (“Exempt Entities”);

       2.       Investment Funds and Entities: any entity whose corporate purpose is solely to invest in securities (which includes, without limitation, hedge funds);

       3.       Governmental institutions: the Dutch State, the Dutch Central Bank, Dutch regional, local or other decentralized governmental institutions, international treaty organizations and supranational organizations;

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       4.       Self-certified Small and Medium-Sized Enterprises (“SMEs”): any company having its registered office in The Netherlands which does not meet at least two of the three criteria mentioned in (6) below and which has (a) expressly requested the Netherlands Authority for the Financial Markets (the “AFM”) to be considered as a qualified investor, and (b) been entered on the register of qualified investors maintained by the AFM;

       5.       Self-certified Natural Persons: any natural person who is resident in The Netherlands if this person meets at least two (2) of the following criteria:

(i)	the investor has carried out transactions of a significant size on securities markets at an average frequency of, at least, ten (10) per quarter over the previous four (4) quarters;

(ii)	the size of the investor’s securities portfolio exceeds €500,000;

(iii)	the investor works or has worked for at least one (1) year in the financial sector in a professional position which requires knowledge of investment in securities,

provided that this person has:

(a)	expressly requested the AFM to be considered as a qualified investor; and

(b)	been entered on the register of qualified investors maintained by the AFM;

       6.       Large Enterprises: any company or legal entity which meets at least two of the following three criteria according to its most recent consolidated or non-consolidated annual accounts:

(a)	an average number of employees during the financial year of at least 250;

(b)	total assets of at least €43,000,000; or

(c)	an annual net turnover of at least €50,000,000.

       7.       Discretionary individual portfolio managers: any portfolio manager in The Netherlands who or which purchases the notes for the account of clients who are not Qualified Investors on the basis of a contract of agency that allows for making investment decisions on the client’s behalf without specific instructions of or consultation with any such client;

       8.       Minimum consideration: any person or entity for a minimum consideration of €50,000 or more (or equivalent in foreign currency) for each offer of notes; or

       9.       Fewer than 100 Offerees: fewer than 100 natural or legal persons (other than Qualified Investors).

       For the purposes of this provision, the expression:

(a)

an “offer to the public” in relation to any notes means making a sufficiently determined offer as meant in Section 217(1) of Book 6 of the Dutch Civil Code (Burgerlijk Wetboek) addressed to more than one person to conclude a contract to purchase or otherwise acquire notes, or inviting persons to make an offer in respect of such notes;

(b)	“Qualified Investors” means the categories of investors listed under (1) up to and including (6) above.

PS-38

       Zero Coupon Notes may not, directly or indirectly, as part of their initial distribution (or immediately thereafter) or as part of any re-offering be offered, sold, transferred or delivered in The Netherlands. For purposes of this paragraph “Zero Coupon Notes” are notes (whether in definitive or in global form) that are in bearer form and that constitute a claim for a fixed sum against us and on which interest does not become due prior to maturity or on which no interest is due whatsoever.

       Panama

       The notes have not been and will not be registered with the National Securities Commission of the Republic of Panama under Decree Law No. 1 of July 8, 1999 (the “Panamanian Securities Law”) and may not be publicly offered or sold within Panama, except in certain limited transactions exempt from the registration requirements of the Panamanian Securities Law. The notes do not benefit from the tax incentives provided by the Panamanian Securities Law and are not subject to regulation or supervision by the National Securities Commission of the Republic of Panama.

       Peru

       The notes have been and will be offered only to institutional investors (as defined by the Peruvian Securities Market Law — “Ley de Mercado de Valores” enacted by Legislative Decree No. 861 – Unified Text of the Law approved by Supreme Decree No. 093-2002-EF) and not to the public in general or a segment of it. The placement of the notes shall comply with article 5 of the Peruvian Securities Market Law.

       Singapore

       Neither this product supplement no. 117-I nor the accompanying prospectus supplement, prospectus or terms supplement has been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this product supplement no. 117-I, the accompanying prospectus supplement, prospectus or terms supplement, and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

       Switzerland

       The notes have not been and will not be offered or sold, directly or indirectly, to the public in Switzerland, and this product supplement no. 117-I and the accompanying prospectus supplement, prospectus and terms supplement do not constitute a public offering prospectus as that term is understood pursuant to article 652a or article 1156 of the Swiss Federal Code of Obligations.

       We have not applied for a listing of the notes on the SWX Swiss Exchange or on any other regulated securities market and, consequently, the information presented in this product supplement no. 117-I and the accompanying prospectus supplement, prospectus and terms supplement does not necessarily comply with the information standards set out in the relevant listing rules.

PS-39

       The notes do not constitute a participation in a collective investment scheme in the meaning of the Swiss Federal Act on Collective Investment Schemes and are not licensed by the Swiss Federal Banking Commission. Accordingly, neither the notes nor holders of the notes benefit from protection under the Swiss Federal Act on Collective Investment Schemes or supervision by the Swiss Federal Banking Commission.

       United Kingdom

       Each Agent has represented and agreed that:

       (a) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell the notes other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the Notes would otherwise constitute a contravention of Section 19 of the FSMA by the Issuer;

       (b) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

       (c) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

       Uruguay

       The offering of notes in Uruguay constitutes a private offering and each Agent has agreed that the notes and us will not be registered with the Central Bank of Uruguay pursuant to section 2 of Uruguayan law 16.749.

       Venezuela

       The notes comprising this offering have not been registered with the Venezuelan National Securities Commission (Comisión Nacional de Valores) and are not being publicly offered in Venezuela. No document related to the offering of the notes shall be interpreted to constitute a public offer of securities in Venezuela. This document has been sent exclusively to clients of the Agents and the information contained herein is private, confidential and for the exclusive use of the addressee. Investors wishing to acquire the notes may use only funds located outside of Venezuela, which are not of mandatory sale to the Central Bank of Venezuela (Banco Central de Venezuela) or are not otherwise subject to restrictions or limitations under the exchange control regulation currently in force in Venezuela.

       Unless otherwise specified in the relevant terms supplement, the settlement date for the notes will be the third business day following the pricing date (which is referred to as a “T+3” settlement cycle).

PS-40

BENEFIT PLAN INVESTOR CONSIDERATIONS

       A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), including entities such as collective investment funds, partnerships and separate accounts whose underlying assets include the assets of such plans (collectively, “ERISA Plans”) should consider the fiduciary standards of ERISA in the context of the ERISA Plans’ particular circumstances before authorizing an investment in the notes. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the ERISA Plan.

       Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans, as well as individual retirement accounts and Keogh plans subject to Section 4975 of the Code (together with ERISA Plans, “Plans”), from engaging in certain transactions involving the “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code (in either case, “Parties in Interest”) with respect to such Plans. As a result of our business, we are a Party in Interest with respect to many Plans. Where we are a Party in Interest with respect to a Plan (either directly or by reason of ownership of our subsidiaries), the purchase and holding of the notes by or on behalf of the Plan would be a prohibited transaction under Section 406 of ERISA and Section 4975 of the Code, unless exemptive relief were available under an applicable exemption (as described below).

       Certain prohibited transaction class exemptions (“PTCEs”) issued by the U.S. Department of Labor may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the notes. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts), and PTCE 84-14 (for certain transactions determined by independent qualified asset managers). In addition, ERISA Section 408(b)(l7) provides a limited exemption for the purchase and sale of the notes and the related lending transactions, provided that neither the issuer of the notes nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction and provided further that the Plan pays no more than adequate consideration in connection with the transaction (the so-called “service provider exemption”).

       Accordingly, the notes may not be purchased or held by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchaser or holder is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or the service-provider exemption or there is some other basis on which the purchase and holding of the notes is not prohibited. Each purchaser or holder of the notes or any interest therein will be deemed to have represented by its purchase of the notes that (a) its purchase and holding of the notes is not made on behalf of or with “plan assets” of any Plan or (b) its purchase and holding of the notes will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

       Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) are not subject to these “prohibited transaction” rules of ERISA or Section 4975 of the Code, but may be subject to similar rules under other applicable laws or documents (“Similar Laws”). Accordingly, each purchaser or holder of the notes shall be required to represent (and deemed to have represented by its purchase of the notes) that such purchase and holding is not prohibited under applicable Similar Laws.

PS-41

       Due to the complexity of the applicable rules, it is particularly important that fiduciaries or other persons considering purchasing the notes on behalf of or with “plan assets” of any Plan consult with their counsel regarding the relevant provisions of ERISA, the Code or any Similar Laws and the availability of exemptive relief.

       Each purchaser and holder of the notes has exclusive responsibility for ensuring that its purchase and holding of the notes does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any Similar Laws. The sale of any notes to any Plan or plan subject to Similar Laws is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by such plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan

PS-42

ADDENDUM A

The material in this Addendum A has been provided by J.P. Morgan Securities Ltd. We make no representations and can give no assurances regarding the results provided by the strategy.

The JPMorgan IncomeFX2 Strategy (USD)

Strategy Rules

September 14, 2007

© All Rights Reserved

Table of Contents
1.	INTRODUCTION	2
2.	GENERAL NOTES ON THE INCOMEFX2 STRATEGY	2
3.	STRATEGY CALCULATION AGENT	3
4.	THE ELIGIBLE CURRENCY PAIRS	3
5.	SELECTING THE NOTIONAL CURRENCY TRADING POSITIONS	4
6.	REBALANCING METHODOLOGY	5
7.	WEIGHTING	6
8.	INCOMEFX2 STRATEGY VALUE	6
9.	MARKET DISRUPTION	8
10.	EXTRAORDINARY EVENTS	8
11.	CORRECTIONS	8
12.	RESPONSIBILITY	9
13.	MISCELLANEOUS	9
DEFINITIONS	10
APPENDIX ONE	14
APPENDIX TWO	15
RISK FACTORS	16
NOTICES, DISCLAIMERS AND CONFLICTS	18
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1.

Introduction

This document comprises the Rules of the JPMorgan IncomeFX2 Strategy (USD) (the “IncomeFX2 Strategy”). The Rules may be amended from time to time without notice but will be available from J.P. Morgan Securities Ltd. (“JPMSL”) upon request. A change will in general only be made where it is required to update these Rules or to address an error, omission or ambiguity.

This document is published by JPMSL of 125 London Wall, London EC2Y 5AJ, UK in its capacity as Strategy Calculation Agent.

ALL PERSONS READING THIS DOCUMENT SHOULD REFER TO THE RISK FACTORS, DISCLAIMERS AND CONFLICTS SECTIONS BELOW AND CONSIDER THE INFORMATION CONTAINED IN THIS DOCUMENT IN LIGHT OF SUCH RISK FACTORS, DISCLAIMERS AND CONFLICTS.

NOTHING HEREIN CONSTITUTES AN OFFER TO BUY OR SELL ANY SECURITIES, PARTICIPATE IN ANY TRANSACTION OR ADOPT ANY INVESTMENT STRATEGY OR CONSTITUTES LEGAL, TAX, REGULATORY OR ACCOUNTING ADVICE.

2.	General Notes on the IncomeFX2 Strategy

The IncomeFX2 Strategy is based on a currency trading idea that is generally known as “positive carry”. This trading idea seeks to capitalize on the carry that can be earned from buying currencies of countries with high interest rates and simultaneously selling currencies of countries with low interest rates. The IncomeFX2 Strategy implements this idea by replicating notional currency trading positions in the Eligible Currency Pairs. The IncomeFX2 Strategy seeks to generate a Target Carry per annum and may employ leverage in an attempt to achieve this target. The IncomeFX2 Strategy also offers the potential for capital appreciation. The initial IncomeFX2 Strategy Value was calculated on September 14, 2007 and set equal to 100. There are no assurances that the IncomeFX2 Strategy will achieve its Target Carry or that the notional trading positions chosen by the IncomeFX2 Strategy will result in capital appreciation. Furthermore, no assurance can be given that the investment strategy on which the IncomeFX2 Strategy is based will be successful or that IncomeFX2 Strategy will outperform any alternative strategy that might be employed in respect of the Eligible Currency Pairs.

The Strategy Calculation Agent uses the IncomeFX2 Strategy to replicate notional currency trading positions in the Eligible Currency Pairs. These notional currency trading positions are rebalanced on each Rebalancing Date. On each Rebalancing Date the Strategy Calculation Agent will determine the Carry-to-Risk Ratio for each of the Eligible Currency Pairs and rank them in descending order from the Eligible Currency Pair with the highest absolute Carry-to-Risk Ratio to the Eligible Currency Pair with the lowest absolute Carry-to-Risk Ratio. The Strategy Calculation Agent will then determine the four (4) Eligible Currency Pairs with the highest absolute Carry-to-Risk Ratio complying with the Diversification Rule set forth in Section 5 below. On each Rebalancing Date, the Strategy Calculation Agent will select the four (4) Eligible Currency Pairs with the highest absolute Carry-to-Risk Ratio; provided, however that a constituent currency will be only represented once as a Long Currency and once as a Short Currency as set forth in the Diversification Rule. The Strategy Calculation Agent will then replicate notional currency trading positions in the four (4) Eligible Currency Pairs selected with effect from the relevant Rebalancing Value Date.

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Subject to the occurrence or existence of Market Disruption Events, the value of the relevant notional currency trading positions (the “IncomeFX2 Strategy Value”) will be published each Business Day during the period from (and including) one Rebalancing Value Date to (but excluding) the next following Rebalancing Value Date (each such period a “Calculation Period”) and such value will be published at Bloomberg page IFXJ2MUS. This should be considered the official source for the IncomeFX2 Strategy Value and a value obtained from any other source (electronic or otherwise) must be considered unofficial. The IncomeFX2 Strategy Value is calculated in USD in accordance with the methodology set out in Section 8 below.

It should be noted that the IncomeFX2 Strategy is described as replicating notional currency trading positions in the Eligible Currency Pairs because there is no actual portfolio of assets to which any person is entitled or in which any person has any ownership interest. The IncomeFX2 Strategy merely references certain hypothetical currency trading positions, the performance of which will be used as a reference point for the purposes of calculating the IncomeFX2 Strategy Value.

3.

Strategy Calculation Agent

JPMSL or any affiliate or subsidiary designated by it will act as calculation agent (the “Strategy Calculation Agent”) for the IncomeFX2 Strategy. The Strategy Calculation Agent’s determinations in respect of the IncomeFX2 Strategy and interpretation of these Rules shall be final. Please refer to the statement of Responsibility below for further information.

4.

The Eligible Currency Pairs

“Eligible Currency Pairs” refers to the pairs of constituent currencies, set forth below, consisting a “Currency One” and a “Currency Two”:

(Currency One, Currency Two)	EUR	JPY	GBP	CHF	NOK	SEK	AUD	NZD	CAD
JPY	(JPY, EUR)
GBP	(GBP, EUR)	(GBP, JPY)
CHF	(CHF, EUR)	(CHF, JPY)	(CHF, GBP)
NOK	(NOK, EUR)	(NOK, JPY)	(NOK, GBP)	(NOK, CHF)
SEK	(SEK, EUR)	(SEK, JPY)	(SEK, GBP)	(SEK, CHF)	(SEK, NOK)
AUD	(AUD, EUR)	(AUD, JPY)	(AUD, GBP)	(AUD, CHF)	(AUD, NOK)	(AUD, SEK)
NZD	(NZD, EUR)	(NZD, JPY)	(NZD, GBP)	(NZD, CHF)	(NZD, NOK)	(NZD, SEK)	(NZD, AUD)
CAD	(CAD, EUR)	(CAD, JPY)	(CAD, GBP)	(CAD, CHF)	(CAD, NOK)	(CAD, SEK)	(CAD, AUD)	(CAD, NZD)
USD	(USD, EUR)	(USD, JPY)	(USD, GBP)	(USD, CHF)	(USD, NOK)	(USD, SEK)	(USD, AUD)	(USD, NZD)	(USD, CAD)
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5.

Selecting the Notional Currency Trading Positions

The IncomeFX2 Strategy is used to rebalance the notional currency trading positions replicated by the Strategy Calculation Agent on every Rebalancing Date. The new notional currency trading positions will be selected on the Rebalancing Date from the list of Eligible Currency Pairs set out in Section 4 above and using the methodology set out in this Section 5. On each Rebalancing Date, the Strategy Calculation Agent will determine the Carry-to-Risk Ratio for each Eligible Currency Pair in accordance with the following formula:

where:

*

CTR[i]	means the Carry-to-Risk Ratio for Eligible Currency Pair i;

R1ij	means the Interest Rate for Currency One of Eligible Currency Pair i, on Rebalancing Date j;

R2ij	means the Interest Rate for Currency Two of Eligible Currency Pair i, on Rebalancing Date j; and

means the Annualized Eligible Currency Pair Risk for Eligible Currency Pair i, as of Rebalancing Date j.

After determining the Carry-to-Risk Ratio for each Eligible Currency Pair, the Strategy Calculation Agent will rank the Eligible Currency Pairs in descending order from the Eligible Currency Pair with the highest absolute Carry-to-Risk Ratio to the Eligible Currency Pair with the lowest absolute Carry-to-Risk Ratio. It will select the pair with the highest absolute Carry-to-Risk Ratio as one of the four (4) Relevant Eligible Currency Pairs and then apply the Diversification Rule to select the next three (3) Eligible Currency Pairs.

Diversification Rule:

On such Rebalancing Date j, after selecting the Eligible Currency Pair with the highest absolute Carry-to-Risk Ratio, the Strategy Calculation Agent will select the Eligible Currency Pair with the next highest absolute Carry-to-Risk Ratio to be a Relevant Eligible Currency Pair; provided, however that:

       (a)       Currency One of that Eligible Currency Pair may not be a Long Currency if Currency One is a Long Currency in one of the previously selected Relevant Eligible Currency Pairs on such Rebalancing Date j;

       (b)       Currency One of that Eligible Currency Pair may not be a Short Currency if Currency One is a Short Currency in one of the previously selected Relevant Eligible Currency Pairs on such Rebalancing Date j;

       (c)       Currency Two of that Eligible Currency Pair may not be a Long Currency if Currency Two is a Long Currency in one of the previously selected Relevant Eligible Currency Pairs on such Rebalancing Date j; and

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       (d)       Currency Two of that Eligible Currency Pair may not be a Short Currency if Currency Two is a Short Currency in one of the previously selected Relevant Eligible Currency Pairs on such Rebalancing Date j.

       The Strategy Calculation Agent will repeat this selection process until four (4) Relevant Eligible Currency Pairs have been chosen, subject to the provisions set forth in the section entitled in “Extraordinary Events”.

       On the Rebalancing Date, The Strategy Calculation Agent will replicate notional currency trading positions in the four (4) Relevant Eligible Currency Pairs. IncomeFX2 Strategy will be deemed to take a long position in the Long Currency and a short position in the Short Currency of each of the Relevant Eligible Currency Pairs.

6.

Rebalancing Methodology

As mentioned above, the IncomeFX2 Strategy seeks to achieve a Target Carry per annum and may employ leverage in an attempt to meet this target. The amount of leverage (the “Leverage”) is limited to a maximum of one hundred and fifty per cent (150%), and so there can be no assurance that the IncomeFX2 Strategy will in fact achieve the Target Carry per annum. On a Rebalancing Date, the Strategy Calculation Agent will determine the amount of Leverage that will be applied to the notional currency trading positions in the Relevant Eligible Currency Pairs as of such Rebalancing Date in accordance with the following formula:

where:

Leveragej	means the amount of leverage, expressed as a percentage, to be applied to the notional currency trading positions in the Relevant Eligible Currency Pairs as of Rebalancing Date j;

TargetCarry	means eight per cent (8%) per annum; and

means the equally weighted average absolute Carry per annum of the Relevant Eligible Currency Pairs, where:

	R1ij	means the Interest Rate for Currency One of Relevant Eligible Currency Pair i on Rebalancing Date j; and

	R2ij	means the Interest Rate for Currency Two of Relevant Eligible Currency Pair i on Rebalancing Date j.
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7.

Weighting

As mentioned above, the IncomeFX2 Strategy employs an equally weighted construction methodology. It should be noted, however, that the actual weight of each of the Relevant Eligible Currency Pairs may fluctuate during any Calculation Period due the movement in the FX Rates for each such Relevant Eligible Currency Pair. The weights may also fluctuate due to movements in the Interest Rates for each of the Relevant Eligible Currency Pairs.

8.	IncomeFX2 Strategy Value

Subject to the occurrence or existence of Market Disruption Events, the IncomeFX2 Strategy Value will be calculated and published on each Business Day during a Calculation Period and will be available at Bloomberg page IFXJ2MUS. This should be considered the official source for the IncomeFX2 Strategy Value and a value obtained from any other source (electronic or otherwise) must be considered unofficial.

The IncomeFX2 Strategy Value is calculated in USD in accordance with the following formula:

where:

BasketValue jk	means the IncomeFX2 Strategy Value on Business Day k in Calculation Period j;

BasketValue j	means the IncomeFX2 Strategy Value on Rebalancing Date j in Calculation Period j;

Leverage j	means the amount of Leverage applied to the notional currency trading positions in the Relevant Eligible Currency Pairs on Rebalancing Date j in Calculation Period j;

Returnijk	means the return, adjusted for the FX Rate, for Relevant Eligible Currency Pair i on Business Day k in Calculation Period j determined in accordance with the following formula:

where:

FX1[i]jk	means the FX Rate for Currency One of Relevant Eligible Currency Pair i on Business Day k in Calculation Period j;

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	FX1ij	means the FX Rate for Currency One of Relevant Eligible Currency Pair i on Rebalancing Date j in Calculation Period j;

	R1[i]j	means the Interest Rate for the Currency One of Relevant Eligible Currency Pair i on Rebalancing Date j in Calculation Period j;

	D1[i]jk	means the Interpolated Interest Rate for Currency One of Relevant Eligible Currency Pair i on Business Day k of Calculation Period j

	FX2[i]jk	means the FX Rate for Currency Two of Relevant Eligible Currency Pair i on Business Day k in Calculation Period j;

	FX2[i]j	means the FX Rate for Currency Two of Relevant Eligible Currency Pair i on the Rebalancing Date in Calculation Period j; and

	R2[i]j	means the Interest Rate for Currency Two of Relevant Eligible Currency Pair i on Rebalancing Date j in Calculation Period j;

	D2[i]jk	means the Interpolated Interest Rate for Currency Two of Relevant Eligible Currency Pair i on Business Day k in Calculation Period j;

Daycount j ,(j+1)

means the daycount fraction determined on the basis of “actual/360” where the numerator represents the actual number of calendar days from (and including) Rebalancing Value Date j through to (but excluding) Rebalancing Value Date j+1; and

Daycount j k,(j+1)

means the daycount fraction determined on the basis of “actual/360” where the numerator represents the actual number of calendar days from (and including) Business Value Date k in Calculation Period j through to (but excluding) the Rebalancing Value Date j+1;

Factor[i]j

means (a) +1, if the Carry-to-Risk Ratio determined by the Calculation Agent for
Relevant Eligible Currency Pair i on the Rebalancing Date j was positive, or (b) —1, if the Carry-to-Risk Ratio determined by the Calculation Agent for Relevant Eligible Currency Pair i on Rebalancing Date j was negative;

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A	means an adjustment of one per cent (1%) per annum; and

Daycount j, ,jk

means the daycount fraction determined on the basis of “actual/360” where the numerator represents the actual number of calendar days from (but excluding) Rebalancing Value Date j through to (and including) Business Value Date k in Calculation Period j.

In addition to the Carry that the IncomeFX2 Strategy earns from the difference between the Interest Rates for Currency One and Currency Two of each Relevant Eligible Currency Pair, the IncomeFX2 Strategy Value may also benefit from capital growth (or appreciation of the currency in which the IncomeFX2 Strategy has replicated a long position as against the currency in which the IncomeFX2 Strategy has replicated a short position). The currency in which the IncomeFX2 Strategy has replicated a long position may, however, depreciate against the currency in which the IncomeFX2 Strategy has replicated a short position. In such circumstances, the IncomeFX2 Strategy Value will reflect a capital loss.

The IncomeFX2 Strategy Value is subject to an adjustment of one per cent (1%) per annum. This adjustment will be calculated daily on an Actual/360 basis and deducted from the IncomeFX2 Strategy Value each Business Day.

9.

Market Disruption

If any Business Day is a Disrupted Day, the Strategy Calculation Agent may, but is not obliged to calculate and publish its good faith estimate of the IncomeFX2 Strategy Value. Any such estimated value may be subject to correction once the relevant Market Disruption Event ceases. Any such correction will be published on Bloomberg page IFXJ2MUS as soon as reasonably practicable.

10.

Extraordinary Events

The lawful currency of any country included in the list of Eligible Currency Pairs is deemed to include the lawful successor currency (“Successor Currency”) of that country. If a country lawfully eliminates, converts, redenominates or exchanges its currency for any Successor Currency, then Currency One and/or Currency Two (as the case may be) of the Eligible Currency Pair affected by such elimination, conversion, redenomination or exchange shall be deemed replaced by such Successor Currency.

To the extent that any such elimination, conversion, redenomination or exchange results in Currency One and Currency Two of any Eligible Currency Pair being the same or results in one Eligible Currency Pair being the same as another Eligible Currency Pair, then the Eligible Currency Pair(s) affected by such elimination, conversion, redenomination or exchange (as determined by the Strategy Calculation Agent) shall be removed from the list of Eligible Currency Pairs in Section 4 of this document on a date selected by the Strategy Calculation Agent acting in good faith, and from such date the list of Eligible Currency Pairs shall consist of the remaining Eligible Currency Pairs only. If the remaining Eligible Currency Pairs number four (4) or less, then the composition of the IncomeFX2 Strategy will become static and there will be no further rebalancings.

11.

Corrections

If any FX Rate or Interest Rate published by the relevant recognised financial information source selected by the Strategy Calculation Agent acting in good faith and used in any calculation or determination herein is subsequently corrected, or the Strategy Calculation Agent identifies an error or omission in any of its calculations or determinations in respect of the IncomeFX2 Strategy, the Strategy Calculation Agent may, if Strategy Calculation Agent determines, acting in good faith, that such error, omission or correction (as the case may be) is material and it is practicable, adjust or correct the relevant calculation or determination to take into account such correction.

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12.

Responsibility

Whilst these Rules are intended to be comprehensive, ambiguities may arise. In such circumstances the Strategy Calculation Agent will resolve such ambiguities in a reasonable manner and, if necessary, amend these Rules to reflect such resolution.

Neither the Strategy Calculation Agent nor any or its affiliates or subsidiaries or any of their respective directors, officers, employees, representatives, delegates or agents (each a “Relevant Person”) shall have any responsibility to any person (whether as a result of negligence or otherwise) for any determinations made or anything done (or omitted to be determined or done) in respect of the IncomeFX2 Strategy or publication of the IncomeFX2 Strategy Value (or failure to publish such value) and any use which any person may put the IncomeFX2 Strategy or the IncomeFX2 Strategy Value. All determinations in respect of the IncomeFX2 Strategy shall be final, conclusive and binding and no person shall be entitled to make any claim against any of the Relevant Persons in respect thereof. Once a determination or calculation is made or action taken by the Strategy Calculation Agent in respect of the IncomeFX2 Strategy, neither the Strategy Calculation Agent or any other Relevant Person shall be under any obligation to revise any determination or calculation made or action taken for any reason.

13.

Miscellaneous

Except where expressly stated otherwise herein, any determination required to be made or action required to be taken in respect of the IncomeFX2 Strategy on a day that is not a Business Day, shall be made or taken (as the case may be) on the next following Business Day.

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Definitions

Terms not otherwise defined herein, shall have the following meanings:

“Annualized Eligible Currency Pair Risk”

means, in respect of an Eligible Currency Pair, the standard deviation of the natural logarithms of the daily returns of such Eligible Currency Pair, calculated over the twelve (12) calendar months immediately preceding a Rebalancing Date, as determined by the Strategy Calculation Agent in accordance with the following formula:

where:

	StDev	means, the standard deviation;

	ln	means, the natural logarithm;

	Rt	means, an amount determined by the Strategy Calculation Agent equal to (a) the FX Rate for Currency One of the applicable Eligible Currency Pair on day t divided by (b) the FX Rate for Currency Two of the applicable Eligible Currency Pair on day t; and

	Rt-1	means, an amount determined by the Strategy Calculation Agent equal to (a) the FX Rate for Currency One of the applicable Eligible Currency Pair on day t-1, divided by, (b) the FX Rate for Currency Two of the applicable Eligible Currency Pair on day t-1.

	N	means the number of Business Days in the twelve (12) calendar months immediately preceding a Rebalancing Date.

“AUD”	means the lawful currency of the Commonwealth of Australia.

“Business Day”

means each day (other than a Saturday or a Sunday) on which (a) commercial banks in London are open generally for business (including for dealings in foreign exchange and foreign currency deposits) and (b) TARGET (the trans-European Automated Real-time Gross settlement Express Transfer system) is open.

“Business Value Date k”

means, in respect of the Return and an Eligible Currency Pair, the date that is two (2) week days after Business Day k in Calculation Period j, unless such date is not a New York Business Day in which case the next following New York Business Day.

“CAD”	means the lawful currency of Canada.

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“Carry”	means, in respect of an Eligible Currency Pair, the difference between the Interest Rate for Eligible Currency One and the Interest Rate for Eligible Currency Two.

“CHF”	means the lawful currency of Switzerland.

“Disrupted Day”	means the occurrence or existence of a Market Disruption Event in respect of a Relevant Eligible Currency Pair on any Business Day during a Calculation Period.

“EC Treaty”

means the Treaty establishing the European Community (signed in Rome on March 25, 1957), as amended by the Treaty on European Union (signed in Maastricht on February 7, 1992) and as amended by the Treaty of Amsterdam (signed in Amsterdam October 2, 1997), as further amended from time to time.

“EUR or Euro”	each mean the lawful currency of the member states of the European Union that adopt the single currency in accordance with the EC Treaty.

“FX Disruption Event”	means:

(a)

an event in relation to Currency One or Currency Two of an Eligible Currency Pair (as the case may be, the “Relevant Currency”) which has the effect of preventing, restricting or delaying the Strategy Calculation Agent from:

(i) converting the Relevant Currency into USD through customary legal channels; or

(ii)

converting the Relevant Currency into USD at a rate at least as favourable as the rate for domestic institutions located in the country whose lawful currency is the Relevant Currency (the “Relevant Country”); or

(iii) delivering the Relevant Currency from accounts inside the Relevant Country to accounts outside the Relevant Country; or

(iv) delivering the Relevant Currency between accounts inside the Relevant Country or to a party that is a non-resident of the Relevant Country; or

(b)

the imposition by Relevant Country (or any political or regulatory authority thereof) of any capital controls, or the publication of any notice of an intention to do so, which the Strategy Calculation Agent determines in good faith is likely materially to affect its ability to obtain a reliable spot exchange rate from a recognised financial source; or

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(c) the implementation by the Relevant Country (or any political or regulatory authority thereof) or the publication of any notice of an intention to implement any changes to the laws or regulations relating to foreign investment in the Relevant Country (including, but not limited to, changes in tax laws and/or laws relating to capital markets and corporate ownership), which the Strategy Calculation Agent determines are likely to materially affect the Strategy Calculation Agent’s ability to obtain a reliable spot exchange rate from a recognised financial information source.

“FX Rate”

means (a) in respect of the Return for Relevant Eligible Currency Pair i on Rebalancing Date j or Business Day k (as applicable) in Calculation Period j (for purposes of this definition each a “Relevant Date”), and (b) in respect of the Annualized Eligible Currency Risk, an Eligible Currency Pair and any Business Day, the spot exchange rate determined by the Strategy Calculation Agent from the ECB Fixes specified in Appendix Two hereto to convert one (1) USD into Currency One or Currency Two (as the case may be) of Relevant Eligible Currency Pair i on such date, provided that, if the relevant rate(s) are not published on the relevant Bloomberg page specified in Appendix Two hereto (or such other page as may replace that page on that service, or such other service as may be nominated as the information vendor, for the purpose of displaying rates or prices comparable to that rate) in Appendix Two, the “FX Rate” shall be the rate determined by the Strategy Calculation Agent acting in good faith and a commercially reasonable manner.

“GBP”	means the lawful currency of the United Kingdom.

“Inconvertibility Event”

means any event that affects the convertibility of Currency One or Currency Two (as the case may be) of Eligible Currency Pair i in USD on any date and at the relevant time that the Strategy Calculation Agent calculates the Return for such Eligible Currency Pair.

“Interest Rate”

means in respect of Currency One or Currency Two of an Eligible Currency Pair, the rate that appears on the Bloomberg page set forth in the table set out in Appendix One (or such other page as may replace that page on that service, or such other service as may be nominated as the information vendor, for the purpose of displaying rates or prices comparable to that rate) provided that, in the event that such rate does not, for any reason, appear on the relevant Bloomberg page (or such other replacement page) on the relevant day at the relevant time, the “Interest Rate” shall be the rate determined by the Strategy Calculation Agent acting in good faith and a commercially reasonable manner.

“Interpolated Interest Rate”

means in respect of the Return for a Relevant Eligible Currency Pair i on Business Day k in Calculation Period j, the rate for the period from (but excluding) Business Value Date k, to (and including) Rebalancing Value Date j+1 for Currency One or Currency Two of such Eligible Currency Pair (as applicable), as determined by the Strategy Calculation Agent acting in good faith and a commercially reasonable manner using generally accepted market practices for such calculation.

“JPY”	means the lawful currency of Japan.

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“Long Currency”

means, in respect of an Eligible Currency Pair or a Relevant Eligible Currency Pair, the Currency One if the Carry-to-Risk Ratio of the relevant pair is positive or the Currency Two if the Carry-to-Risk of the relevant pair is negative.

“Market Disruption Event”	means, on any Business Day, the occurrence or existence of an Inconvertibility Event or FX Disruption Event that the Strategy Calculation Agent determines is material or a Price Source Disruption.

“New York Business Day”

means, in respect of a Rebalancing Value Date, each day (other than a Saturday or a Sunday) on which (a) commercial banks in New York are open generally for business (including for dealings in foreign exchange and foreign currency deposits).

“NOK”	means the lawful currency of the Kingdom of Norway.

“NZD”	means the lawful currency of New Zealand.

“Price Source Disruption”

means, in respect of an FX Rate or Interest Rate, that it is impossible or practically difficult after using commercially reasonable efforts for the Strategy Calculation Agent to obtain a reliable quote for the relevant spot exchange rate or interest rate (as the case may be).

“Rebalancing Date”	the first Business Day of each calendar month.

“Rebalancing Value Date”

means, in respect of the Return and an Eligible Currency Pair, the date that is two (2) week days after the Rebalancing Date, unless such date is not a New York Business Day in which case the next following New York Business Day.

“Relevant Eligible Currency Pair”

means, in respect of any Rebalancing Date j, the Eligible Currency Pair with the Highest Carry-to-Risk Ratio and each of the three (3) additional Eligible Currency Pairs selected pursuant to the Diversification Rule.

“SEK”	means the lawful currency of the Kingdom of Sweden.

“Target Carry”	means eight (8%) per cent per annum.

“Short Currency”

means, in respect of an Eligible Currency Pair or a Relevant Eligible Currency Pair, the Currency One if the Carry-to-Risk Ratio of the relevant pair is negative and Currency Two if the Carry-to-Risk of the relevant pair is positive.

“USD”	means the lawful currency of the United States.

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Appendix One

Interest Rates

Currency	Interest Rate	Bloomberg Page

EUR	1 month EURIBOR	EUR001M Index
JPY	1 month JPY LIBOR	JY0001M Index
GBP	1 month GBP LIBOR	BP0001M Index
CHF	1 month CHF LIBOR	SF0001M Index
NOK	1 month NIBOR	NIBOR1M Index
SEK	1 month STIBOR	STIB1M Index
AUD	1 month AUD LIBOR	AU0001M Index
NZD	1 month NZD LIBOR	NZ0001M Index
CAD	1 month CAD LIBOR	CD0001M Index
USD	1 month USD LIBOR	US0001M Index

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Appendix Two

FX Rates

ECB Fixes for the foreign exchange rate versus EUR as published by Bloomberg

Currency	ECB Fix
Bloomberg Page

JPY	EUCFJPY Index
GBP	EUCFGBP Index
CHF	EUCFCHF Index
NOK	EUCFNOK Index
SEK	EUCFSEK Index
AUD	EUCFAUD Index
NZD	EUCFNZD Index
CAD	EUCFCAD Index
USD	EUCFUSD Index

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Risk Factors

The following list of risk factors does not purport to be a complete enumeration or explanation of all the risks associated with the IncomeFX2 Strategy .

Lack of Operating History

The IncomeFX2 Strategy is only recently established and therefore has no history to evaluate its likely performance. Any back-testing or similar analysis performed by any person in respect of the IncomeFX2 Strategy must be considered illustrative only and may be based on estimates or assumptions not used by the Strategy Calculation Agent when determining the IncomeFX2 Strategy Value.

Past performance should not be considered indicative of future performance.

Currency Carry Trading Investment Strategy

The IncomeFX2 Strategy is based on a currency trading idea that is generally known as “positive carry”, and therefore seeks to capitalize on the Carry that might be earned from notional trading positions in the Eligible Currency Pairs over one calendar month.

There are no assurances that the IncomeFX2 Strategy will achieve its Target Carry or that the notional trading positions chosen by the IncomeFX2 Strategy will result in capital appreciation. Furthermore, no assurance can be given that the investment strategy on which the IncomeFX2 Strategy is based will be successful or that IncomeFX2 Strategy will outperform any alternative strategy that might be employed in respect of the Eligible Currency Pairs.

FX Rate and IncomeFX2 Strategy Value

Exchange rates can be volatile and move dramatically over short periods of time. Whilst the IncomeFX2 Strategy restricts the currency pairs in which it takes notional trading positions to G10 currencies, there can be no assurance that these currencies will not be subject to substantial volatility. Profits earned by the IncomeFX2 Strategy from the Carry for any Eligible Currency Pair may therefore be reduced or eliminated entirely due to movements in the FX Rate for such currency pair. Such movements may even result in a substantial loss.

In addition, the IncomeFX2 Strategy Value is calculated and published in USD. Accordingly, movements in the foreign exchange rate for the Currency One or Currency Two (as the case may be) of each Relevant Eligible Currency Pair and USD will also have an impact on the IncomeFX2 Strategy Value. It should be noted that since foreign exchange rates are unpredictable, such movements could well have a material adverse impact on the IncomeFX2 Strategy Value.

Leverage

The IncomeFX2 Strategy seeks to earn a Target Carry of eight per cent (8%) per annum. While the use of Leverage by the IncomeFX2 Strategy presents opportunities for increasing the return from any notional currency trading position in a Relevant Eligible Currency Pair, it increases the potential risk of loss as well. Any event which adversely affects the value of a notional currency trading position in any Relevant Eligible Currency Pair will be magnified to the extent the IncomeFX2 Strategy is leveraged. The combination of foreign exchange rate volatility (as discussed above) and Leverage can further increase the risk of a loss.

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Interest Rate Fluctuations

The IncomeFX2 Strategy takes positions in G10 currencies based on the Carry observed for the Eligible Currency Pairs. Carry is the amount of money earned from borrowing in a currency with a low interest rate and investing in a currency with a high interest rate. Like foreign exchange rates, interest rates can be volatile and may move in directions not anticipated. Fluctuations in Interest Rates for the Relevant Eligible Currency Pairs will affect the Return earned by the IncomeFX2 Strategy from the notional currency trading positions in such pairs and may result in losses. There can be no assurance that the IncomeFX2 Strategy will earn the Target Carry of eight per cent (8%) per annum, that the notional currency trading positions chosen by IncomeFX2 Strategy will appreciate or that the IncomeFX2 Strategy will outperform any alternative strategy.

Extraordinary Events

It should be noted that if a country lawfully eliminates, converts, redenominates or exchanges its currency for any Successor Currency, then Currency One and/or Currency Two (as the case may be) of the Eligible Currency Pair affected by such elimination, conversion, redenomination or exchange shall be deemed replaced by such Successor Currency and this may result in the number of Eligible Currency Pairs being reduced. If the number of Eligible Currency Pairs are reduced to four (4) or less, then the composition of the IncomeFX2 Strategy will become static and there will be no further rebalancings. This may have a negative impact upon the performance of the IncomeFX2 Strategy.

Potential Conflicts of Interest

Potential conflicts of interest may exist in the structure and operation of the strategy and the course of the normal business activities of JPMorgan or any of its affiliates or subsidiaries or their respective directors, officers, employees, representatives, delegates or agents of their normal business activities. Please refer to the disclaimer below for more information.

The foregoing list of risk factors is not intended to be exhaustive. All persons should seek such advice as they consider necessary from their professional advisors, legal, tax or otherwise, without reliance on the Strategy Calculation Agent or any of its affiliates, subsidiaries or any of their respective directors, officers, employees, representatives, delegates or agents.

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Notices, Disclaimers and Conflicts

These Rules have been prepared solely for informational purposes and nothing herein constitutes an offer to buy or sell any securities, participate in any transaction or adopt any investment strategy or as legal, tax regulatory or accounting advice. These Rules may change at any time without prior notice.

Neither the Strategy Calculation Agent nor any of its affiliates or subsidiaries or their respective directors, officers, employees, representatives, delegates or agents (each a “Relevant Person”) make any representation or warranty, whatsoever, express or implied, as to the results that may be obtained through the use of this document or the IncomeFX2 Strategy. Each Relevant Person hereby expressly disclaims all warranties of accuracy, completeness, merchantability, or fitness for a particular purpose with respect to any information contained in this document and no Relevant Person shall have any liability (direct or indirect, special, punitive consequential or otherwise) to any person even if notified of the possibility of any such damages.

The Strategy Calculation Agent is under no obligation to continue the calculation, publication and dissemination of the IncomeFX2 Strategy or the IncomeFX2 Strategy Value.

During the course of their normal business, the Strategy Calculation Agent or any of the other Relevant Persons may enter into or promote, offer or sell transactions or investments (structured or otherwise) linked to the IncomeFX2 Strategy and/or any of the Eligible Currency Pairs. In addition, any Relevant Person may have, or may have had, interests or positions, or may buy, sell or otherwise trade positions in or relating to the IncomeFX2 Strategy or any of the Eligible Currency Pairs, or may invest or engage in transactions with other persons, or on behalf of such persons relating to any of these items. Such activity may or may not have an impact on the IncomeFX2 Strategy Value but all persons reading this document should be aware that a conflict of interest could arise where anyone is acting in more than one capacity, and such conflict may have an impact, positive or negative on the IncomeFX2 Strategy Value. Neither the Strategy Calculation Agent nor any other Relevant Person has any duty to consider the circumstances of any person when participating in such transactions or to conduct themselves in a manner that is favourable to anyone with exposure to the IncomeFX2 Strategy.

It should be noted that the Rules have been developed with the possibility of Strategy Calculation Agent or any of the other Relevant Persons entering into or promoting, offering or selling transactions or investments (structured or otherwise) linked to the IncomeFX2 Strategy and the hedging such transactions or investments in any manner that they see fit. Accordingly it should be assumed that these Rules have and will be analyzed from this point of view.

As mentioned above, it should be noted that the IncomeFX2 Strategy is described as a taking notional currency trading positions in the Eligible Currency Pairs because there is no actual portfolio of assets to which any person is entitled or in which any person has any ownership interest. The IncomeFX2 Strategy merely identifies certain hypothetical currency trading positions, the performance of which will be used as a reference point for the purposes of calculating the IncomeFX2 Strategy Value.

No one may reproduce or disseminate the information contained in this document or the IncomeFX2 Strategy Value without the prior written consent of the Strategy Calculation Agent. This document is not intended for distribution to, or use by any person in, a jurisdiction where such distribution is prohibited by law or regulation.

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These Rules shall be governed by and construed in accordance with the laws of England.

Copyright JPMorgan Chase & Co. 2007. All rights reserved. JPMorgan is the marketing name for J.P. Morgan Chase & Co. and its subsidiaries and affiliates worldwide. J.P. Morgan Securities Inc. is a member of NYSE and SIPC. JPMorgan Chase Bank is a member of FDIC. J.P. Morgan Futures Inc. is a member of the NFA. J.P. Morgan Securities Ltd. and J.P. Morgan plc are authorised by the FSA and members of the LSE. J.P. Morgan Europe Limited is authorised by the FSA. J.P. Morgan Equities Limited is a member of the Johannesburg Securities Exchange and is regulated by the FSB. J.P. Morgan Securities (Asia Pacific) Limited and Jardine Fleming Securities Limited are registered as investment advisers with the Securities & Futures Commission in Hong Kong and their CE numbers are AAJ321 and AAB026 respectively. Jardine Fleming Singapore Securities Pte Ltd is a member of Singapore Exchange Securities Trading Limited and is regulated by the Monetary Authority of Singapore (“MAS”). J.P. Morgan Securities Asia Private Limited is regulated by the MAS and the Financial Supervisory Agency in Japan. J.P.Morgan Australia Limited (ABN 52 002 888 011) is a licensed securities dealer. In the UK and other EEA countries, this commentary is not available for distribution to persons regarded as private customers (or equivalent) in their home jurisdiction.

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